                                                                 LOAN NO. 3752ZR

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                                CREDIT AGREEMENT

                                      AMONG
                          PACIFIC GULF PROPERTIES INC.,
                             A MARYLAND CORPORATION,
                                  AS BORROWER,

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                  TOGETHER WITH THE OTHER LENDERS NAMED HEREIN
                            AND SUCH OTHER ASSIGNEES
                        BECOMING PARTIES HERETO PURSUANT
                          TO SECTION 11.12, AS LENDERS,

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    AS AGENT

                            Dated as of April 9, 1998

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                                TABLE OF CONTENTS
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ARTICLE I  DEFINITIONS.......................................................................1

   1.1  CERTAIN DEFINED TERMS................................................................1

   1.2  COMPUTATION OF TIME PERIODS.........................................................27

   1.3  TERMS...............................................................................27


ARTICLE II  LOANS...........................................................................28

   2.1  LOAN ADVANCES AND REPAYMENT.........................................................28

   2.2  AUTHORIZATION TO OBTAIN LOANS.......................................................32

   2.3  LENDERS' ACCOUNTING.................................................................33

   2.4  INTEREST ON THE LOANS...............................................................33

   2.5  FEES................................................................................38

   2.6  PAYMENTS............................................................................40

   2.7  INCREASED CAPITAL...................................................................41

   2.8  NOTICE OF INCREASED COSTS...........................................................41


ARTICLE III  UNENCUMBERED POOL PROPERTIES...................................................42

   3.1  ACCEPTANCE OF UNENCUMBERED POOL PROPERTIES..........................................42

   3.2  TERMINATION OF DESIGNATION AS UNENCUMBERED POOL PROPERTY............................44


ARTICLE IV  CONDITIONS TO LOANS.............................................................45

   4.1  CONDITIONS TO INITIAL DISBURSEMENT OF LOANS.........................................45

   4.2  CONDITIONS PRECEDENT TO ALL LOANS...................................................48


ARTICLE V  REPRESENTATIONS AND WARRANTIES...................................................50

   5.1  ORGANIZATION; CORPORATE POWERS......................................................50

   5.2  AUTHORITY...........................................................................50

   5.3  NO CONFLICT.........................................................................50
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   5.4  CONSENTS AND AUTHORIZATIONS.........................................................50

   5.5  GOVERNMENTAL REGULATION.............................................................51

   5.6  PRIOR FINANCIALS....................................................................51

   5.7  FINANCIAL STATEMENTS; PROJECTIONS AND FORECASTS.....................................51

   5.8  PRIOR OPERATING STATEMENTS..........................................................51

   5.9  QUARTERLY OPERATING REPORTS AND PROJECTIONS.........................................52

   5.10 LITIGATION; ADVERSE EFFECTS.........................................................52

   5.11 NO MATERIAL ADVERSE CHANGE..........................................................52

   5.12 PAYMENT OF TAXES....................................................................52

   5.13 MATERIAL ADVERSE AGREEMENTS.........................................................53

   5.14 PERFORMANCE.........................................................................53

   5.15 FEDERAL RESERVE REGULATIONS.........................................................53

   5.16 DISCLOSURE..........................................................................53

   5.17 REQUIREMENTS OF LAW.................................................................54

   5.18 PATENTS, TRADEMARKS, PERMITS, ETC...................................................54

   5.19 ENVIRONMENTAL MATTERS...............................................................54

   5.20 UNENCUMBERED POOL PROPERTIES........................................................55

   5.21 MAJOR AGREEMENTS; UPP LEASES........................................................55

   5.22 SOLVENCY............................................................................55

   5.23 TITLE TO ASSETS; NO LIENS...........................................................55

   5.24 USE OF PROCEEDS.....................................................................55

   5.25 CAPITALIZATION......................................................................55

   5.26 ERISA...............................................................................55

   5.27 STATUS AS A REIT....................................................................56

   5.28 OWNERSHIP...........................................................................56

   5.29 NYSE LISTING........................................................................56

   5.30 REPRESENTATIONS AND WARRANTIES AS TO EACH GUARANTOR SUBSIDIARY......................56
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ARTICLE VI  REPORTING COVENANTS.............................................................59

   6.1  FINANCIAL STATEMENTS AND OTHER FINANCIAL AND OPERATING INFORMATION..................59

   6.2  ENVIRONMENTAL NOTICES...............................................................64

   6.3  CONFIDENTIALITY.....................................................................65


ARTICLE VII  AFFIRMATIVE COVENANTS..........................................................65

   7.1  EXISTENCE...........................................................................65

   7.2  QUALIFICATION.......................................................................66

   7.3  COMPLIANCE WITH LAWS, ETC...........................................................66

   7.4  PAYMENT OF TAXES AND CLAIMS.........................................................66

   7.5  MAINTENANCE OF PROPERTIES; INSURANCE................................................66

   7.6  INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS..............................67

   7.7  MAINTENANCE OF PERMITS, ETC.........................................................67

   7.8  CONDUCT OF BUSINESS.................................................................67

   7.9  USE OF PROCEEDS.....................................................................67

   7.10 SECURITIES LAW COMPLIANCE...........................................................67

   7.11 CONTINUED STATUS AS A REIT; PROHIBITED TRANSACTIONS.................................67

   7.12 LISTED COMPANY......................................................................68

   7.13 CONSTRUCTION IN PROCESS.............................................................68

   7.14 WITH RESPECT TO GUARANTOR SUBSIDIARIES..............................................68

   7.15 INDEMNITY OF GUARANTOR SUBSIDIARIES.................................................69

ARTICLE VIII  NEGATIVE COVENANTS............................................................70

   8.1  LIENS, TRANSFERS, FUNDAMENTAL CHANGES...............................................70

   8.2  AMENDMENT OF CONSTITUENT DOCUMENTS..................................................72

   8.3  MARGIN REGULATIONS..................................................................73

   8.4  MANAGEMENT..........................................................................73

   8.5  BORROWER TO REMAIN A LISTED REIT....................................................73

   8.6  MAJOR AGREEMENTS....................................................................73
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ARTICLE IX  FINANCIAL COVENANTS.............................................................74

   9.1  MINIMUM NET WORTH...................................................................74

   9.2  LEVERAGE RATIO......................................................................74

   9.3  SECURED DEBT TO GROSS ASSET VALUE RATIO.............................................74

   9.4  EBITDA TO INTEREST EXPENSE RATIO....................................................74

   9.5  EBITDA TO DEBT SERVICE AND CAPITAL EXPENDITURES RATIO...............................75

   9.6  UNENCUMBERED NOI TO UNSECURED INTEREST EXPENSE RATIO................................75

   9.7  DISTRIBUTIONS.......................................................................75

   9.8  PERMITTED INVESTMENTS, ETC..........................................................75

   9.9  CALCULATION.........................................................................76


ARTICLE X  EVENTS OF DEFAULT; RIGHTS AND REMEDIES...........................................77

   10.1 EVENTS OF DEFAULT...................................................................77

   10.2 RIGHTS AND REMEDIES.................................................................80

   10.3 RESCISSION..........................................................................81


ARTICLE XI  AGENCY PROVISIONS...............................................................82

   11.1 APPOINTMENT.........................................................................82

   11.2 NATURE OF DUTIES....................................................................82

   11.3 LOAN DISBURSEMENTS..................................................................83

   11.4 DISTRIBUTION AND APPORTIONMENT OF PAYMENTS..........................................86

   11.5 RIGHTS, EXCULPATION, ETC............................................................87

   11.6 RELIANCE............................................................................88

   11.7 INDEMNIFICATION.....................................................................88

   11.8 AGENT INDIVIDUALLY..................................................................88

   11.9 SUCCESSOR AGENT; RESIGNATION OF AGENT; REMOVAL OF AGENT.............................89

   11.10 CONSENT AND APPROVALS..............................................................90

   11.11 AGENCY PROVISIONS RELATING TO CERTAIN ENFORCEMENT ACTIONS..........................92
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   11.12  ASSIGNMENTS AND PARTICIPATIONS....................................................93

   11.13  RATABLE SHARING...................................................................96

   11.14  DELIVERY OF DOCUMENTS.............................................................96

   11.15  NOTICE OF EVENTS OF DEFAULT.......................................................97


ARTICLE XII  MISCELLANEOUS..................................................................97

   12.1  EXPENSES...........................................................................97

   12.2  INDEMNITY..........................................................................98

   12.3  CHANGE IN ACCOUNTING PRINCIPLES....................................................99

   12.4  AMENDMENTS AND WAIVERS.............................................................99

   12.5  INDEPENDENCE OF COVENANTS.........................................................101

   12.6  NOTICES AND DELIVERY..............................................................101

   12.7  SURVIVAL OF WARRANTIES, INDEMNITIES AND AGREEMENTS................................101

   12.8  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.............................101

   12.9  PAYMENTS SET ASIDE................................................................102

   12.10  SEVERABILITY.....................................................................102

   12.11  HEADINGS.........................................................................102

   12.12  GOVERNING LAW....................................................................102

   12.13  LIMITATION OF LIABILITY..........................................................102

   12.14  SUCCESSORS AND ASSIGNS...........................................................103

   12.15  CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.............103

   12.16  SYNDICATION OF THE FACILITY......................................................104

   12.17  COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES.....................................104

   12.18  CONSTRUCTION.....................................................................104

   12.19  ENTIRE AGREEMENT.................................................................104
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                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------

Exhibits:
---------

A -     Form of Assignment and Assumption
B -     Form of Unencumbered Pool Certificate
C -     Form of Compliance Certificate
D -     Form of Loan Notes
E -     Form of Notice of Borrowing
F -     Form of Fixed Rate Notice
G -     Form of Subsidiary Guaranty

Schedules:
----------

1       -      List of Unencumbered Pool Properties
5.1.19  -      Environmental Matters
5.28    -      Subsidiaries and Investment Partnerships
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
                                CREDIT AGREEMENT

               THIS CREDIT AGREEMENT is dated as of April 9, 1998 (as amended, supplemented or modified from time to time, the "Agreement") and is among PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Borrower"), each of the Lenders, as hereinafter defined, and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), in its capacity as Agent and as a Lender.


                                     RECITAL
                                     -------

               A. Borrower has requested that Lenders extend an unsecured revolving loan facility to Borrower, the proceeds of which will be used in accordance with the provisions of this Agreement, and Lenders are willing to extend the requested facility on the terms and conditions set forth herein.


               NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

               "Accommodation Obligations", as applied to any Person, means (a) any Indebtedness of another Person in respect of which that Person is liable, including, without limitation, any such Indebtedness directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including in respect of any Partnership in which that Person is a general partner; or (b) Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received; but excluding, in the case of Nonrecourse Indebtedness of an Investment Partnership that is otherwise included in Indebtedness of Borrower, the amount of such Indebtedness in excess of Borrower's Share thereof.

               "Accountants" means Ernst & Young, LLP or any other "big six" accounting firm or another firm of certified public accountants of national standing selected by Borrower and acceptable to Agent.

               "Acquisition Price" means the aggregate purchase price for an asset including bona fide purchase money financing provided by the seller and all (or Borrower's Share of, as applicable) existing Indebtedness pertaining to such asset.

               "Affiliates" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise, or (b) the ownership of a general partnership interest or a limited partnership interest (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests or other ownership interests of such Person.

               "Agent" means Wells Fargo in its capacity as agent for the Lenders under this Agreement, and shall include any successor Agent appointed pursuant hereto and shall be deemed to refer to Wells Fargo in its individual capacity as a Lender where the context so requires.

               "Apartment Property" means a Property improved (or, in the case of Construction in Process, being improved) with a multi-family apartment project.

               "Applicable LIBO Rate Margin" means, as of any date of determination:

               (a) If Borrower's senior long-term unsecured debt obligations are rated by both Moody's and Standard & Poor's or by either Moody's or Standard & Poor's and at least one other Rating Agency: (i) 0.80%, if Borrower's Rating is at least A-/A3, (ii) 0.90%, if Borrower's Rating is at least BBB+/Baa1 but the condition set forth in clause (i) of this definition is not satisfied, (iii) 1.00%, if Borrower's Rating is at least BBB/Baa2 but neither the condition set forth in clause (i) of this definition nor the condition set forth in clause (ii) of this definition is satisfied, or (iv) 1.10, if Borrower's Rating is at least BBB-/Baa3 but neither the condition set forth in clause (i) of this definition, nor the condition set forth in clause (ii) of this definition, nor the condition set forth in clause (iii) of this definition, is satisfied; or

               (b) in any other case (including, without limitation, if Borrower's senior long-term unsecured debt obligations are not rated by at least two Rating Agencies, one of which is either Moody's or Standard & Poor's, or if Borrower's Rating is less than BBB-/Baa3, but subject to the proviso at the end of the following paragraph): (i) 1.10% if, for the most recent Fiscal Quarter in respect of which Borrower is required to have delivered Financial Statements, the Leverage Ratio was less than 0.25:1; (ii) 1.20% if, for the most recent Fiscal Quarter in respect of which Borrower is required to have delivered Financial Statements, the Leverage Ratio was greater than or equal to 0.25:1 but less than 0.35:1; (iii) 1.25% if, for the most recent Fiscal Quarter in respect of which Borrower is required to have delivered Financial Statements, the Leverage Ratio was greater than or equal to 0.35:1 but less than 0.45:1; or (iv) 1.30% if, for the most recent Fiscal Quarter in respect of which Borrower is required to have delivered Financial Statements, the Leverage Ratio was not less than 0.45:1.

If Borrower receives ratings from two or more Rating Agencies and such ratings are not equivalent to each other, then either Moody's or Standard & Poor's (or, if both have provided ratings which are not equivalent, then the higher of such two ratings) shall constitute Borrower's "Rating" for purposes of determining the Applicable LIBO Rate Margin. Each change in the Applicable LIBO Rate shall become effective (x) if paragraph (a) of this definition applies, on the date as of which any change in Borrower's Rating becomes effective; or (y) if paragraph
(b) of this definition applies, on the forty-fifth (45th) day after the end of the relevant Fiscal Quarter; provided that if, as of the forty-fifth (45th) day after the end of a Fiscal Quarter, Borrower has not delivered the Compliance Certificate required to be delivered pursuant to Section 6.1.4 setting forth the Leverage Ratio for such Fiscal Quarter, then, for the period commencing on such forty-fifth (45th) day and continuing until such Compliance Certificate is so delivered, the "Applicable LIBO Rate Margin" shall be 1.30%.

               "Assignment and Assumption" means an Assignment and Assumption in the form of Exhibit A hereto (with blanks appropriately filled in) delivered to Agent in connection with each assignment of a Lender's interest under this Agreement pursuant to Section 11.12.

               "Base Rate" means, on any day, the higher of (a) the base rate of interest per annum established from time to time by Wells Fargo at its principal office in San

Francisco, California, and designated as its "prime rate" as in effect on such day, and (b) one-half of one percent (0.5%) plus the Federal Funds Rate in effect on such day.

               "Base Rate Loans" means those Loans bearing interest at the Base Rate.

               "Benefit Plan" means any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which a Person or an ERISA Affiliate is, or within the immediately preceding five (5) years was, an "employer" as defined in Section 3(5) of ERISA.

               "Borrower Debt" means (without duplication) all Indebtedness of Borrower or any Subsidiary of Borrower (without offset or reduction in respect of prepaid interest, restructuring fees or similar items) minus, in the case of Nonrecourse Indebtedness of an Investment Partnership that is otherwise included in Indebtedness of Borrower, the amount of such Indebtedness in excess of Borrower's Share thereof.

               "Borrower's Share" means, in the case of an Investment Partnership, Borrower's percentage ownership interest therein.

               "Borrowing" means a borrowing under the Facility, including a Swing Line Borrowing.

               "Business Day" means (a) with respect to any Borrowing, payment or rate determination of LIBOR Loans, a day, other than a Saturday or Sunday, on which Agent is open for business in San Francisco and on which dealings in Dollars are carried on in the London interbank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California, or is a day on which banking institutions located in California are required or authorized by law or other governmental action to close.

               "Business Park Property" means a Property, zoned for industrial or other commercial use and improved (or, in the case of Construction in Process, being improved) with one or more buildings designed for industrial or warehouse purposes (and office space incidental to such use), with respect to which the net rentable square footage of such Property occupied by tenants, divided by the number of tenants of such Property, is less than 5,000 square feet.

               "Capital Expenditures" means for any period, the sum of the following, as applicable: (a) for Industrial Properties and Business Park Properties, the product of (i) $0.10 (prorated if the relevant period is shorter or longer than one year) times (ii) the sum of (A) total net rentable square footage of such Properties then owned or leased by

Borrower or a Subsidiary of Borrower, plus (B) Borrower's Share of net rentable square footage of such Properties then owned or leased by any Investment Partnership; plus (b) for Apartment Properties, the product of (i) $250 (prorated, if the relevant period is shorter or longer than one year), times
(ii) the number of units included therein (or, in the case of an Investment Partnership, Borrower's Share of such product); and, when used with respect to one or more individual Properties, shall have a correlative meaning.

               "Capital Leases", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

               "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof;
(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of the Rating Agencies (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Agent) and not listed for possible down-grade in Credit Watch published by Standard & Poor's; (c) commercial paper, other than commercial paper issued by Borrower or any of its Affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's or Moody's (or, if at any time neither Standard & Poor's nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services as may be acceptable to Agent); and (d) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof, overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments issued, in each case, by (i) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000) or (ii) any Lender.

               "Clause (a) Property" has the meaning given to such term in the definition of "Individual UPP Value".

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
               "Clause (b) Property" has the meaning given to such term in the definition of "Individual UPP Value".

               "Closing Date" means the date on which this Agreement shall become effective in accordance with Section 12.16.

               "Commission" means the Securities and Exchange Commission.

               "Commitment" means, with respect to any Lender, such Lender's Pro Rata Share of the Facility, which amount shall not exceed the principal amount set out under such Lender's name under the heading "Loan Commitment" on the signature pages attached to this Agreement or as set forth on an Assignment and Assumption executed by such Lender, as assignee.

               "Compliance Certificate" means a certificate in the form of Exhibit C delivered to Agent by Borrower pursuant to Section 6.1.4 or any other provision of this Agreement and covering Borrower's compliance with the covenants contained in Section 8.4 and Article IX.

               "Confidential Information" has the meaning given to such term in
Section 6.3.

               "Construction in Process" means an Apartment Property, Industrial Property or Business Park Property on which building improvements are (or have been) under construction, until six (6) months after completion of construction of such improvements, and (a) a certificate of occupancy (or its equivalent), if required, has been issued with respect to all such improvements or (b) with respect to rehabilitation projects to which clause (a) does not apply, such improvements are available for immediate occupancy.

               "Contaminant" means any pollutant (as that term is defined in 42 U.S.C. 9601(33)) or toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof), any constituent of any such substance or waste, including, but not limited to, polychlorinated biphenyls and asbestos, or any other substance or waste deleterious to the environment the release, disposal or remediation of which is now or at any time becomes subject to regulation under any Environmental Law.

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
               "Contractual Obligation," as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

               "Court Order" means any judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority binding upon or applicable the Person in question.

               "Debt Service" means, for any period, Interest Expense for such period plus scheduled principal amortization (i.e., excluding any balloon payment due at maturity) for such period on all Borrower Debt.

               "Default Rate" has the meaning given to such term in Section
2.4.4.

               "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from Agent.

               "DOL" means the United States Department of Labor and any successor department or agency.

               "Dollars" and "$" means the lawful money of the United States of America.

               "Duff & Phelps" means Duff & Phelps Credit Rating Co.

               "EBITDA" means, at any time and for any period, (a) (i) the sum of the amounts for such period of (A) Net Income (excluding any portion of the net income of any Effectively Controlled Investment Partnership that would otherwise be included in determining Net Income), (B) depreciation and amortization expense and other non-cash items deducted on the Financial Statements in determining such Net Income, (C) Interest Expense, (D) Taxes, (E) Borrower's Share of the net income of any Effectively Controlled Investment Partnership and (F) without redundancy, Borrower's Share of depreciation and amortization expense and other non-cash items, Interest Expense and Taxes deducted on the financial statements of any Investment Partnership in determining the net income thereof, minus (ii) the sum for such period of the net income of any Investment Partnership that is included in Net Income, except to the extent of the amount of cash dividends or other cash distributions actually paid to Borrower by such Person during such period; and (b) minus gains (and plus losses) for such period from extraordinary items or asset sales or write-ups or write-downs or forgiveness of Indebtedness.

               "Effectively Controlled Investment Partnership" means any Investment Partnership that Agent, in its reasonable discretion, has determined is effectively controlled by Borrower.

               "Eligible Assignee" means (a) (i) (A) a commercial bank organized under the laws of the United States or any state thereof; (B) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; or (C) a commercial bank organized under the laws of any other country or a political subdivision thereof, provided that (x) such bank is acting through a branch or agency located in the United States, or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; that (ii) in each case, is (A) reasonably acceptable to Agent and (provided that no Event of Default has occurred and is continuing) Borrower, and
(B) has total assets in excess of $10,000,000,000 and a rating on its (or its parent's) senior unsecured debt obligations of at least BBB/Baa2 by one of the Rating Agencies; or (b) any Lender or (after the occurrence and during the continuation of any Event of Default) Affiliate of any Lender; provided that no Affiliate of Borrower shall be an Eligible Assignee.

               "Eligible Ground Lease" means (a) a Grandfathered Ground Lease or
(b) a ground lease (i) between Borrower, as lessee, and an owner of the underlying fee, as lessor, (ii) which may be transferred and/or assigned and/or subleased without the consent of the lessor (or as to which the lease expressly provides that (A) such lease may be transferred and/or assigned with the consent of the lessor and (B) such consent shall not be unreasonably withheld or delayed), (iii) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least thirty (30) years,
(iv) under which no material default has occurred and is continuing, (v) with respect to which a Lien may be granted without the consent of the lessor (or with such consent, which is not to be unreasonably withheld or delayed), (vi) under which at any time the rent payable by the lessee thereunder for the preceding four (4) Fiscal Quarters does not exceed twenty percent (20%) of the sum of (A) such rent and (B) the Net Operating Income of the Property for such four (4) Fiscal Quarters (or, if such Property has been owned by the Borrower for less than four Fiscal Quarters, the Borrower's projection of the Net Operating Income for the first four Fiscal Quarters of its ownership of such Property, adjusted to reflect the actual Net Operating Income for the Fiscal Quarters in which the Borrower owns such Property, all as approved by Agent),
(vii) which contains lender protection provisions acceptable to Agent, including, without limitation, provisions to the effect that (A) the lessor shall notify any holder of a Lien on Lessee's interest under such lease of the occurrence of any default by the lessee under such Lease and shall afford such holder the option to cure such default, and (B) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease, and (viii) otherwise in a form generally financible under normal and customary criteria established by long-term institutional lenders. Upon the submission to Agent of a written request for approval of the lender protection provisions and other terms of a proposed Eligible Ground Lease, Agent shall respond by accepting or rejecting such proposal within ten
(10) business days following receipt of such request; provided that the foregoing shall not limit the general applicability of Article III regarding acceptance of a proposed Property as a UPP, including the required approval of Requisite Lenders.

               "Environmental Laws" has the meaning set forth in Section 5.1.19.

               "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

               "ERISA Affiliate" means, as to any Person, any (a) corporation which is, becomes, or is deemed to be a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as such Person, (b) partnership, trade or business (whether or not incorporated) which is, becomes or is deemed to be under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person, (c) other Person that is, becomes or is deemed to be a member of the same "affiliated service group" (as defined in Section 414(m) of the Internal Revenue Code) as such Person, or (d) any other organization or arrangement described in Section 414(o) of the Internal Revenue Code which is, becomes or is deemed to be required to be aggregated pursuant to regulations issued under Section 414(o) of the Internal Revenue Code with such Person pursuant to Section 414(o) of the Internal Revenue Code.

               "Existing Facility" has the meaning given to such term is Section 4.1.15.

               "Extension Fee" has the meaning given to such term in Section 2.1.4.

               "Event of Default" means any of the occurrences set forth in
Article X after the expiration of any applicable grace period expressly provided therein.

               "Facility" means the loan facility of One Hundred Fifty Million Dollars ($150,000,000) described in Section 2.1.1.

               "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

               "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by Agent.

               "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

               "Financial Statements" has the meaning given to such term in
Section 6.1.2.

               "Fiscal Quarter" means each three-month period ending on March 31, June 30, September 30 and December 31.

               "Fiscal Year" means the fiscal year of Borrower, which shall be the twelve (12) month period ending on the last day of December in each year.

               "Fitch" means Fitch Investors Service, L.P.

               "Fixed Rate Notice" means, with respect to a LIBOR Loan pursuant to Section 2.1.2, a notice substantially in the form of Exhibit F.

               "Fixed Rate Price Adjustment" has the meaning given to such term in Section 2.4.8(c).

               "Funding Date" means, with respect to any Loan, the date of the funding of such Loan.

               "Funds from Operations" means, for any period, Net Income plus the sum of depreciation of real estate assets, amortization (except for amortization of deferred financing costs) and other non-cash items deducted on the Financial Statements in determining such Net Income, minus gains (or plus losses) on sales of real estate, Investments (excluding Cash Equivalents) or other assets, or other extraordinary items, as such definition of "Funds from Operations" may be amended from time to time by the National Association of Real Estate Investment Trusts.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

               "Governmental Authority" means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Grandfathered Ground Lease" means each of the ground leases identified on Schedule 1 attached hereto as a "Grandfathered Ground Lease," as such lease is in effect on the date hereof or as hereafter amended with the consent of Requisite Lenders.

               "Gross Asset Value" means, as at any date of determination, the sum of the following (without duplication of any item, and excluding from Gross Asset Value that portion thereof which exceeds any limit thereon imposed under
Section 9.8):

               (a) cash and Cash Equivalents of the Borrower or any Subsidiary (but, in each case, excluding any tenant deposits or other amounts the use of which is restricted in such a way as to make it unavailable for the paying of such Person's general obligations in the ordinary course of business);

               (b) in the case of Apartment Properties, Industrial Properties or Business Park Properties other than Construction in Process, an amount equal to
(i) if such Property has been owned by Borrower, a Subsidiary or an Effectively Controlled Investment Partnership for at least one Fiscal Quarter, (A) the aggregate Net Operating Income of such Property (or in the case of Property owned by an Effectively Controlled Investment Partnership, Borrower's Share of such aggregate Net Operating Income) for the most recently ended Fiscal Quarter, times (B) four (4), divided by (C) (1) 0.09, if such Property is an Apartment Property not described in the following clause (2); (2) 0.075, if such Property is an Apartment Property the construction, acquisition or rehabilitation of which has been and continues to be financed by the issuance of debt Securities the interest on which is exempt from federal income taxation; (3) 0.10, if such Property is an Industrial Property; and (4) 0.105, if such Property is a Business Park Property; or (ii) if such Property has not been owned by Borrower, such Subsidiary or such Effectively Controlled Investment Partnership for at least one Fiscal Quarter, the Acquisition Price of such Property (or, in the case of a Property owned by an Effectively Controlled Investment Partnership, Borrower's Share thereof).

               (c) in the case of Non-Core Properties owned by Borrower or any Subsidiary, the undepreciated book value thereof, as reflected in Borrower's books and records maintained in accordance with GAAP;

               (d)    in the case of Land, zero; and

               (e) (i) the book value of Construction in Process owned by Borrower or any Subsidiary, as reflected in Borrower's books and records maintained in accordance with GAAP, plus (ii) Borrower's Share of the book value of Construction in Process of an Effectively Controlled Investment Partnership as reflected in such Effectively Controlled Investment Partnership's books and records maintained in accordance with GAAP.

               "Guarantor Subsidiary" means any Subsidiary that is wholly-owned by Borrower and the charter documents of which the Requisite Lenders have approved in accordance with Section 3.1, which (i) owns one or more Unencumbered Pool Properties, and (ii) has executed and delivered a Guaranty that is, at the time of determination, in full force and effect.

               "Guaranty" means a guaranty of payment and performance executed by a Guarantor Subsidiary in favor of Agent and Lenders in substantially the form of Exhibit G hereto.

               "Indebtedness", as applied to any Person (and without duplication), means (a) the principal amount of all indebtedness of such Person for borrowed money, (b) the principal amount of all indebtedness of such Person evidenced by Securities or other similar instruments, (c) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account, (d) all obligations of such Person to pay the deferred purchase price of Property or services (but excluding deferred compensation owed to Borrower's employees), (e) that portion of such Person's obligations in respect of Capital Leases that would be reported as principal under GAAP, (f) all Accommodation Obligations of such Person, (g) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person (including, without limitation, the principal amount of any indebtedness secured by a Lien encumbering any Property subject to which such Person has taken title to such Property but excluding any taxes, assessments or similar obligations encumbering any Property), (h) all non-contingent net indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements, and (i) Borrower's Share of all Indebtedness of any Effectively Controlled Investment Partnership to the extent not otherwise included in Indebtedness. Indebtedness shall not include accrued ordinary operating expenses payable on a current basis.

               "Individual Occupancy Rate" means, with respect to any Property, at any time, the ratio (expressed as a percentage), as of such date, of (a) if such Property is not an Apartment Property, (i) the net rentable square footage of such Property occupied by tenants paying rent pursuant to binding leases as to which no monetary default has occurred and is continuing, to (ii) the total net rentable square footage comprising such Property; and (b) if such Property is an Apartment Property, (i) the total number of apartment units in such Apartment Property that are occupied by tenants paying rent pursuant to binding leases as to which not monetary default has occurred and is continuing, to (ii) the total number of apartment units comprising such Apartment Property.

               "Individual UPP Value" means, with respect to any Unencumbered Pool Property or proposed Unencumbered Pool Property:

               (a) if such Property has been owned by Borrower or the relevant Guarantor Subsidiary for at least one Fiscal Quarter and the Individual Occupancy Rate of such Property has been 85% or more for each of the three consecutive months then most recently ended ("Clause (a) Property"), an amount equal to (i) the aggregate Net Operating Income of such Property for the most recently ended Fiscal Quarter, times (ii) four (4), divided by (iii) (A) 0.09, if such Property is an Apartment Property; (B) 0.10 if such Property is an Industrial Property; and (C) 0.105 if such Property is a Business Park Property;

               (b) if such Property has been owned by Borrower or the relevant Guarantor Subsidiary for at least one Fiscal Quarter and the Individual Occupancy Rate of such Property has been less than 85% for any of the three consecutive months then most recently ended ("Clause (b) Property"), an amount equal the greater of (i) eight-five percent (85%) of such Property's book value, as reflected in Borrower's books and records maintained in accordance with GAAP, or (ii) the amount determined with respect to such Property in accordance with the formula set forth in the preceding paragraph (a);

               (c) if such Property is Construction in Process, seventy-five percent (75%) of the book value thereof; and

               (d) if such Property is not Construction in Process and has not been owned by Borrower or the relevant Guarantor Subsidiary for at least one Fiscal Quarter, the Acquisition Price of such Property;

provided that, for any Grandfathered Ground Lease, "Individual UPP Value" shall mean an amount equal to seventy-seven percent (77%) of the amount determined in accordance with the preceding clauses (a) through (d), as applicable.

               "Industrial Property" means a Property, zoned for industrial or other commercial use and improved (or, in the case of Construction in Process, being improved) with one or more buildings designed for industrial or warehouse purposes (and office space incidental to such use), with respect to which the net rentable square footage of such Property occupied by tenants, divided by the number of tenants of such Property, is equal to or greater than 5,000 square feet.

               "Intangible Assets" means all assets that would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises, treasury stock held by Borrower or any consolidated Subsidiary of Borrower, and deferred charges (including but not limited to unamortized debt discount and expense, organization expenses, experimental and development (i.e., "R&D") expenses, but excluding prepaid expenses).

               "Interest Expense" means, for any period, the total of the following in respect of Borrower Debt (without duplication): (a) total interest expense for such period, determined in accordance with GAAP, plus (b) the total of all interest capitalized during such period, other than capitalized interest covered by an interest reserve established under a loan facility, plus (c) to the extent not included in interest expense under GAAP, all commissions, discounts and other fees and charges owed with respect to letters of credit, net costs under Interest Rate Contracts, and Unused Facility Fees payable to Lenders.

               "Interest Period" means, relative to any LIBOR Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such LIBOR Loans are made as, or converted into, LIBOR Loans, and ending on the last day of the period selected by Borrower pursuant to the provisions below and, thereafter (to the extent applicable), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one (1), two (2), three (3) or six (6) months as Borrower may select in its relevant Notice of Borrowing pursuant to Section 2.1.2; provided, however, that:

               (a) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day; provided, however, that, if such extension would cause the Interest Period to end in the next following calendar month, the Interest Period shall end on the next preceding Business Day;

               (b) if such Interest Period begins on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

               (c) no Interest Period may end later than the then applicable Termination Date.

               "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time hereafter, and any successor statute.

               "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Indebtedness and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to that Person in the ordinary course of business.

               "Investment Mortgages" mean first-lien mortgages securing indebtedness directly or indirectly owned by Borrower or any Subsidiary of Borrower, including senior certificates of interest in real estate mortgage investment conduits.

               "Investment Partnership" means any Partnership in which Borrower or any Subsidiary of Borrower has an ownership interest, whose financial results are not consolidated with those of Borrower under GAAP.

               "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

               "Land" means unimproved real estate, including future phases of a partially completed project, owned or leased for the purpose of future development of building improvements. For purposes of the foregoing definition, "unimproved" shall mean Land on which (a) no building permit has been issued, or
(b) if a building permit has been issued the construction of building improvements has not commenced or, if commenced, has been discontinued for a continuous period longer than sixty (60) days prior to completion.

               "Lender Taxes" has the meaning given to such term in Section
2.4.7.

               "Leverage Ratio" means, at any time, the ratio of Total Liabilities to Gross Asset Value.

               "Lenders" means Wells Fargo and any other bank, finance company, insurance or other financial institution which is or becomes a party to this Agreement by execution of a counterpart signature page hereto or an Assignment and Assumption, as a permitted assignee. At all times that there are no Lenders other than Wells Fargo, the terms "Lender" and "Lenders" means Wells Fargo in its individual capacity. With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders".

               "Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

               "LIBOR" means, relative to any Interest Period for any LIBOR Loan included in any Borrowing, the per annum rate (reserve adjusted as hereinbelow provided) of interest quoted by Agent, rounded upwards, if necessary, to the nearest one-sixteenth of one percent (0.0625%) at which Dollar deposits in immediately available funds are offered by Agent to leading banks in the Eurodollar interbank market at approximately 9:00 a.m. (Pacific Coast time) two
(2) Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates. The foregoing rate of interest shall be reserve adjusted by dividing LIBOR by one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Agreement or other Loan Documents to LIBOR shall mean and include the aforesaid reserve adjustment.

               "LIBOR Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to LIBOR.

               "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such on the counterpart signature pages hereto or such other office of a Lender as designated from time to time by notice from such Lender to Agent, whether or not outside the United States, which shall be making or maintaining LIBOR Loans of such Lender.

               "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Loans made by any Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced within Agent as the reserve percentage applicable to Agent as specified under regulations issued from time to time by the Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Agent were in a net borrowing position.

               "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a "true" lessor pursuant to Section 9408 of the Uniform Commercial
Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

               "Loan Account" has the meaning given to such term in Section 2.3.

               "Loan Availability" means, at any time, the lesser of (a) an amount equal to the positive difference, if any, of (i) 57.14286% of the Unencumbered Pool Value, less (ii) Unsecured Liabilities other than the outstanding principal of the Loans; and (b) the amount of the Facility from time to time.

               "Loan Documents" means this Agreement, the Loan Notes and all other agreements, instruments and documents (together with amendments and supplements thereto and replacements thereof) now or hereafter executed by Borrower, Guarantor Subsidiary or any other Person that evidence or guarantee the Obligations.

               "Loan Notes" means the promissory notes evidencing the Loans in the aggregate face amount of One Hundred Fifty Million Dollars ($150,000,000) executed by Borrower in favor of Lenders, as they may be amended, supplemented, replaced or modified from time to time. The initial Loan Notes, and any replacements thereof, shall be substantially in the form of Exhibit D.

               "Loans" means the loans made pursuant to the Facility (including, except where the context otherwise requires, Swing Line Borrowings), as well as each Loan, initially made under the Swing Line, that is deemed converted into a Loan pursuant to Section 11.3.3; provided that (a) if any such Loan or Loans (or portions thereof) is/are combined or subdivided pursuant to Section 2.1.2(c) or by automatic conversion of LIBOR Loan into a Base Rate Loan, the term "Loan" means such combination or each such subdivided portion, as the case may be, and
(b) where the context so requires, the term "Loan" means, with respect to a particular Lender, the advance made (or required to be made) by such Lender in the amount of such Lender's Pro Rata Share of a Borrowing under the Facility.

               "Major Agreements" means, at any time, (a) each Major UPP Lease and (b) each Eligible Ground Lease affecting an Unencumbered Pool Property.

               "Major UPP Lease" means any UPP Lease of fifty percent (50%) or more of the net rentable space of any Unencumbered Pool Property.

               "Material Adverse Effect" means, with respect to a Person, a material adverse effect upon the condition (financial or otherwise), operations, performance, properties or prospects of such Person. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect", and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect".

               "Moody's" means Moody's Investors Service.

               "Multiemployer Plan" means an employee benefit plan defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by a Person or an ERISA Affiliate of such Person.

               "Negative Pledge" means, with respect to a particular asset, that it is not subject to any agreement (other than this Agreement or any other Loan Document) that prohibits, restricts or conditions the creation of any Lien thereon as security for the obligations of any Person under the Loan Documents; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such person's ability to encumber its assets, shall not constitute a "Negative Pledge" for purposes of the Loan Documents.

               "Net Income" means, for any period, the net earnings (or loss) of Borrower calculated for such period on a consolidated basis in conformity with GAAP (i.e., after Taxes).

               "Net Offering Proceeds" means (a) all cash proceeds received by Borrower as a result of the sale of common, preferred or other classes of stock in Borrower (if and only to the extent reflected in stockholders' equity on the consolidated balance sheet of Borrower prepared in accordance with GAAP) less customary costs and discounts of issuance paid by Borrower, plus (b) all cash and the fair market value of the net equity of all properties contributed to Borrower by one or more Persons, or other value realized by Borrower, in exchange for equity Securities of Borrower (including, without limitation, upon any conversion of any equity or debt Security of Borrower or any exercise of any option, warrant or other right to acquire equity Securities of Borrower).

               "Net Operating Income" means, with respect to any Property for any period, (a) the net operating income of such Property for such period determined in accordance with GAAP; minus (b) an amount equal to Capital Expenditures with respect to such Property for such period. Notwithstanding the foregoing, Net Operating Income may include collected lease termination charges (amortized monthly over the remaining term of the lease) and delinquent rent recoveries so long as (x) any such charge or recovery does not relate to a date earlier than the commencement of the period for which Net Operating Income is determined and (y) no such recovery shall be made for any month during or after which the space to which such charge or recovery relates has been re-leased to another Person and such Person has an obligation to pay rent for such month(s).

               "Net Worth" means, at any time, Borrower's stockholders' equity, as shown on its Financial Statements prepared in accordance with GAAP, minus minority interests in Subsidiaries of Borrower (to the extent otherwise included in Borrower's stockholders' equity), plus cumulative net additions to depreciation and amortization reflected in statements of operation for periods ending after December 31, 1997, minus Intangible Assets.

               "Non-Core Properties" means any Property other than cash or Cash Equivalents, an Apartment Property, an Industrial Property, a Business Park Property or Land.

               "Non Pro Rata Loan" means a Loan with respect to which fewer than all Lenders have funded their respective Pro Rata Shares of such Loans and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Loan constitutes a breach of this Agreement.

               "Nonrecourse Indebtedness" means Indebtedness (i) with respect to which recourse for payment is contractually limited to specific assets encumbered by a Lien securing such Indebtedness, or (ii) of an Investment Partnership of which Borrower is a general partner and in respect of which the creditor has agreed in writing that Borrower shall have no personal liability therefor.

               "Notice of Borrowing" means, with respect to a proposed Borrowing pursuant to Section 2.1.2, a notice substantially in the form of Exhibit E.

               "Obligations" means, from time to time, all Indebtedness of Borrower owing to Agent, any Lender or any Person entitled to indemnification pursuant to Section 12.2, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Loan Document or the separate agreement referred to in Section 4.1.11, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrower under or in connection with this Agreement or any other Loan Document.

               "Officer's Certificate" means a certificate signed by a specified officer of a Person certifying as to the matters set forth therein.

               "Partnership" means any general or limited partnership, joint venture, limited liability company or limited liability partnership.

               "Partnership Agreement" means, with respect to any Partnership, on a collective basis, its partnership agreement, its agreement of limited partnership agreement and certificate of limited partnership (if any), its operating or management agreement and articles or certificate of organization, or other organizational or governance document(s).

               "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

               "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

               "Permitted Investments" means Investments in Land, Securities, Investment Partnerships, Investment Mortgages and Non-Core Properties, but only to the extent permitted in Section 9.8.

               "Permitted Liens" means:

               (a) Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims not yet due;

               (b) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including without limitation surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness) or statutory obligations;

               (c) any laws, ordinances, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants or other matters that, in the aggregate, do not (i) materially interfere with the occupation, use and enjoyment of the Property or other assets encumbered thereby, by the Person owning such Property or other assets, in the normal course of its business or
(ii) materially impair the value of the Property subject thereto; and

               (d) Liens imposed by laws, such as mechanics' liens and other similar liens arising in the ordinary course of business, which secure payment of obligations not more than thirty (30) days past due.

               "Person" means any natural person, employee, corporation, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other non-governmental entity, or any Governmental Authority.

               "Plan" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which Borrower or an ERISA Affiliate of Borrower, as applicable, is an "employer" as defined in Section 3(5) of ERISA.

               "Price Adjustment Date" has the meaning given to such term in
Section 2.4.8(c).

               "Pro Rata Share" means, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Commitments.

               "Proceedings" means, collectively, all actions, suits, arbitrations and proceedings, at law, in equity or otherwise, before, and investigations commenced or threatened by or before, any court or Governmental Authority with respect to a Person.

               "Property" means, as to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned and operated by such Person in the ordinary course of its business.

               "Quarterly Operating Report" has the meaning given to such term in Section 6.1.1.

               "Rating Agency" means each of Standard & Poor's, Moody's, Fitch and Duff & Phelps, and such other nationally recognized rating service or services as may be mutually agreed upon by Borrower and Agent.

               "Regulations G, T, U and X" mean such Regulations of the Federal Reserve Board as in effect from time to time.

               "Release" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

               "Remedial Action" means any action required by applicable Environmental Laws to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

               "Reportable Event" means any of the events described in Section 4043(b) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations.

               "Requirements of Law" mean, as to any Person, the charter and by-laws, Partnership Agreement or other organizational or governing documents of such Person, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, FIRREA and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

               "Requisite Lenders" mean, collectively, Lenders whose Pro Rata Shares, in the aggregate, are at least sixty-six and two-thirds percent (66-2/3%), provided that, in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders.

               "Secretary's Certificate" has the meaning given to such term in
Section 4.1.

               "Secured Borrower Debt" means all Borrower Debt that is secured by a Lien on (a) any real property or (b) any equity interest in a Subsidiary or Investment Partnership.

               "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations, provided that Securities shall not include Cash Equivalents, Investment Mortgages or permitted equity interests in wholly-owned Subsidiaries or in Investment Partnerships.

               "Securities Act" means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

               "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

               "Senior Loans" has the meaning given to such term in Section 11.4.2.

               "September 30, 1997 Financials" has the meaning given to such term in Section 5.6.

               "Solvent" means, as to any Person at the time of determination, that such Person (a) owns property the value of which (both at fair valuation and at present fair salable value) is greater than the amount required to pay all of such Person's liabilities (including contingent liabilities and debts);
(b) is able to pay all of its debts as such debts mature; and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

               "Standard & Poor's" means Standard & Poor's Rating Services.

               "Subsidiary" of a Person means (a) any corporation, Partnership, trust or other non-Partnership entity of which a majority of the stock (or equivalent ownership or controlling interest) having voting power to elect a majority of the Board of Directors (if a corporation) or to select the trustee or equivalent controlling interest, shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person, and (b) any other Person in which such Person has an ownership interest the financial results of which are consolidated with the financial results of such Person under GAAP.

               "Swing Line" has the meaning given to such term in Section 2.1.1(b).

               "Swing Line Borrowing" means a Borrowing effected under the Swing Line.

               "Swing Line Lender" means Agent acting in its capacity as a Lender hereunder.

               "Taxes" means all federal, state, local and foreign income and gross receipts taxes.

               "Termination Date" has the meaning given to such term in Section 2.1.4.

               "Termination Event" means (a) any Reportable Event, (b) the withdrawal of a Person, or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the occurrence of an obligation arising under Section 4041 of ERISA of a Person or an ERISA Affiliate of such Person to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA, (d) the institution by the PBGC of proceedings to terminate any Benefit Plan under Section 4042 of ERISA, (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan, (f) the partial or complete withdrawal of such Person or any ERISA Affiliate of such Person from a Multiemployer Plan, or (vii) the adoption of an amendment by any Person or any ERISA Affiliate of such Person to terminate any Benefit Plan.

               "Termination of Designation" has the meaning given to such term in Section 3.2.

               "Total Liabilities" of any Person means (a) all Indebtedness of such Person, whether or not such Indebtedness would be included as a liability on the balance sheet of such Person in accordance with GAAP, plus (b) all other liabilities of every nature and kind of such Person that would be included as liabilities on the balance sheet of such Person in accordance with GAAP, except, however, liabilities with respect to tenant deposits to the extent that such deposits (i) are in the possession of the relevant Person and (ii) are subtracted from cash and Cash Equivalents held by such relevant Person for purposes of determining either Gross Asset Value or Unencumbered Pool Value.

               "Unencumbered NOI" means, for any period, the aggregate Net Operating Income of all Unencumbered Properties for such period.

               "Unencumbered Pool" means, collectively, the Unencumbered Pool Properties.

               "Unencumbered Pool Certificate" has the meaning given to such term in Section 6.1.6.

               "Unencumbered Pool Properties" means the Unencumbered Properties listed on Schedule 1, as such Schedule 1 may be amended from time to time to reflect the addition and deletion of Unencumbered Pool Properties pursuant to Article III; provided, in each case, that such Property has not suffered (a) damage rendering untenantable more than fifty percent (50%) (determined as if such Property had not been damaged) of its (i) net rentable square footage (if such Property is not an Apartment Property), or (ii) total units (if such Property is an Apartment Property), (b) contamination due to one or more Releases of Contaminants such that, in the reasonable determination of Agent, Agent would decline to accept such Property into the Unencumbered Pool if (i) such Property were not already an Unencumbered Pool Property and (ii) Borrower were to request that such Property be designated an Unencumbered Pool Property, or (c) a claim creating a material title defect; and provided further that (x) any Unencumbered Pool Property that is (i) Construction in Process for a portion of any period of eighteen consecutive months and (ii) Clause (b) Property for the remainder of such period, shall cease to constitute an Unencumbered Pool Property on the last day of such eighteen-month period; and (y) subject to the preceding clause (x), any Unencumbered Pool Property that is Clause (b) Property for a period of twelve consecutive months shall cease to constitute an Unencumbered Pool Property on the last day of such twelve-month period.

               "Unencumbered Pool Value" means, at any time, an amount equal to the sum of (a) cash and Cash Equivalents owned by Borrower or any Guarantor Subsidiary as of such date (but excluding any tenant deposits or other amounts the use of which is restricted in such a way as to make it unavailable for the paying of such Person's general obligations in the ordinary course of business), provided that such cash or Cash Equivalents are not subject to any Lien or to any Negative Pledge, plus (b) an amount equal to the sum of the Individual UPP Values of the Unencumbered Pool Properties; provided that in determining the Unencumbered Pool Value at any time, the Unencumbered Pool Value shall be adjusted so that, notwithstanding the Individual UPP Values of Eligible Ground Leases, Clause (b) Properties and Construction in Process constituting Unencumbered Pool Properties, (x) no more than ten percent (10%) of the Unencumbered Pool Value is attributable to Eligible Ground Leases; (y) no more than twenty-five percent (25%) of the Unencumbered Pool Value is attributable to Clause (b) Properties and Construction in Process; and (z) no more than fifteen percent (15%) of the Unencumbered Pool Value is attributable to Construction in Process.

               "Unencumbered Property" means any Apartment Property, Industrial Property or Business Park Property that is wholly-owned or leased (under an Eligible Ground Lease) by Borrower or a Guarantor Subsidiary provided that neither such real property, nor any interest in such Guarantor Subsidiary, is subject to any Lien (other than Permitted Liens) or to any Negative Pledge.

               "Unmatured Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, except that no

"Unmatured Event of Default" shall exist by reason of Borrower's failure to pay, at any time prior to the seventh day of the month, interest becoming due in respect of the Loans on the first Business Day of such calendar month.

               "Unsecured Interest Expense" means, for any period, (a) total Interest Expense for such period, less (b) Interest Expense attributable to any Secured Borrower Debt for such period.

               "Unsecured Liabilities" means, at any time, (a) Total Liabilities of Borrower and its Subsidiaries, less (b) Secured Borrower Debt.

               "Unused Amount" has the meaning given to such term in Section 2.5.1.

               "Unused Facility Fee" has the meaning given to such term in
Section 2.5.1.

               "UPP" when used herein refers to an Unencumbered Pool Property.

               "UPP Lease" means a tenant lease of an Unencumbered Pool
Property.

        1.2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise specified, the word "from" means "from and including" and the words "to" and "until" each mean "to and including." Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

        1.3 Terms.

               1.3.1 Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP. All references herein to Borrower or any other Person in connection with any financial or related covenant, representation or calculation shall be understood to mean and refer to Borrower or such other Person, as the case may be, on a consolidated basis in accordance with GAAP, unless otherwise specifically provided and subject in all events to any adjustments herein set forth.

               1.3.2 Any time the phrase "to the best of Borrower's knowledge" or a phrase similar thereto is used herein, it means: "to the actual knowledge of the then executive or senior officers of Borrower, after reasonable inquiry of those agents, employees or contractors of Borrower or any of its Subsidiaries who could reasonably be anticipated to have knowledge with respect to the subject matter or circumstances in question and after review of those documents or instruments which could reasonably be anticipated to be relevant to the subject matter or circumstances in question."

               1.3.3 In each case where the consent or approval of Agent, all Lenders and/or Requisite Lenders is required, or their non-obligatory action is requested by Borrower, such consent, approval or action shall be in the sole and absolute discretion of Agent and, as applicable, each Lender, unless otherwise specifically indicated.

               1.3.4 Any time the word "or" is used herein, unless the context otherwise clearly requires, it has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement to this Agreement or to any other Loan Document includes any and all amendments, modifications, supplements, renewals or restatements thereto or thereof, as applicable.


                                   ARTICLE II
                                   ----------

                                      LOANS
                                      -----

2.1  Loan Advances and Repayment.

        2.1.1 Loan Availability.

                (a) Subject to the terms and conditions set forth in this Agreement, Lenders hereby agree to make Loans to Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Termination Date, in an aggregate outstanding principal amount (including outstanding Swing Line Borrowing) which shall not exceed Loan Availability at any time; provided that if any Swing Line Borrowings are outstanding on the Funding Date of any Loan other than a Swing Line Borrowing, (i) such Loan shall be in an amount equal to at least the aggregate principal amount of all outstanding Swing Line Borrowings, and (ii) the proceeds thereof shall be applied first to the payment of such outstanding Swing Line Borrowings. Except as provided in
        Section 2.1.1(b) with respect to Swing Line Borrowings, all Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder and that the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Loan. Loans may be voluntarily prepaid pursuant to Section 2.6.1 and, subject to the provisions of this Agreement, any amounts so prepaid may be reborrowed under this Section 2.1.1. The principal balance of the Loans shall be payable in full on the Termination Date. The Loans will be evidenced by the Loan Notes.

                (b) (i) There is hereby established a sub-facility (the "Swing Line"), in the amount of Twenty Million Dollars ($20,000,000), under and as a part of the Facility. The Swing Line shall not for any purpose be an addition to the Commitments or the Facility, but shall be a sub-feature thereunder. All Loans requested to be made pursuant to the Swing Line shall be subject to the same terms and conditions applicable to other Borrowings under the Facility, and all outstanding Swing Line Borrowings shall likewise be subject to the same terms and conditions applicable to other outstanding Borrowings under the Facility, except as expressly provided in (A) the following Section 2.1.1(b)(ii), (B)
        Section 2.1.2(a)(iii) with respect to the number of Borrowings permitted in any calendar month, the time within which the Notice of Borrowing for Swing Line Borrowings must be given, the minimum and incremental amounts applicable to Swing Line Borrowings and the interest rate applicable thereto, (C) Section 2.6.1 with respect to prepayments of Swing Line Borrowings, and (D) Section 11.3.3.

                    (ii) The Swing Line Lender hereby agrees to make advances to Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Termination Date, in an aggregate principal amount not exceeding at any one time the lesser of (A) (1) the Loan Availability, less (2) the outstanding principal of all Loans other than Swing Line Borrowings, and (B) Twenty Million Dollars ($20,000,000). The Swing Line Lender's obligation to fund Swing Line Borrowings shall be unaffected by its making of any other Loans, notwithstanding that the sum of the Swing Line Borrowings plus the Swing Line Lender's Pro Rata Share of the aggregate principal amount of the outstanding Loans other than Swing Line Borrowings may exceed the Swing Line Lender's Commitment.

                (c) If at any time the outstanding principal balance of the Loans exceeds the Loan Availability, as a result of a reduction in the Unencumbered Pool Value, the failure of any Property previously constituting an Unencumbered Pool Property to qualify as such, the incurrence of additional Unsecured Liabilities or for any other reason whatsoever, Borrower shall, not later than thirty (30) days following such occurrence, (i) reduce the Unsecured Liabilities in such amounts and/or (ii) identify to Agent such additional Unencumbered Pool Property(-ies) as Agent may approve and Requisite Lenders may accept under Section 3.1 as are necessary so that the outstanding principal balance of the Loans does not exceed the Loan Availability. Failure by Borrower to have complied with the foregoing in a timely manner shall constitute an Event of Default without further notice or grace period hereunder. No further Borrowings, or Termination of Designation with respect to any Unencumbered Pool Property, shall be permitted so long as such excess borrowing condition shall continue to exist. Nothing in this subparagraph (c) shall excuse Borrower's compliance with all terms, conditions, covenants and other obligations imposed upon it under the Loan Documents during the period of such excess borrowing, nor in any manner condition or impair Agent's or Lenders' rights thereunder in respect of any such breach thereof by Borrower.

        2.1.2 Notice of Borrowing.

                (a) (i) Whenever Borrower desires to borrow under this Section 2.1, but in no event more than seven (7) times during any one (1) calendar month, Borrower shall give Agent, at Wells Fargo Real Estate Group Disbursement Center, 2120 East Park Place, Suite 100, El Segundo, California 90245, with a copy to: Wells Fargo Bank, Real Estate Group, 2030 Main Street, Suite 800, Irvine, California 92614, Attention:
        Relationship Manager, or such other address as Agent shall designate, an original or facsimile Notice of Borrowing no later than 9:00 a.m. (Pacific Coast time), not less than three (3) nor more than five (5) Business Days prior to the proposed Funding Date of each Loan.

                    (ii) Each Notice of Borrowing shall specify (1) the Funding Date (which shall be a Business Day) in respect of the Loan, (2) the amount of the proposed Loan, provided that the aggregate amount of such proposed Loan shall equal One Million Dollars ($1,000,000) or integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof,
        (3) whether the Loan to be made thereunder will be a Base Rate Loan or a LIBOR Loan and, if a LIBOR Loan, the Interest Period, (4) to which account of Borrower the funds are to be directed, and (5) the proposed use of such Loan. Any Notice of Borrowing pursuant to this Section 2.1.2 shall be irrevocable.

                    (iii) Notwithstanding the foregoing or any other provision hereof to the contrary: in addition to the number of Loans permissible monthly under the general Facility pursuant to Section 2.1.2(a)(i), Borrower shall be permitted to borrow under the Swing Line up to four
        (4) times during any calendar month, provided that (A) the Notice of Borrowing with respect to any Swing Line Borrowing shall be given by Borrower to Agent no later than 9:00 a.m. (Pacific Coast time) on the proposed Funding Date of such Swing Line Borrowing and shall designate such Borrowing as a Base Rate Loan; and (B) each requested

        Borrowing under the Swing Line shall equal Five Hundred Thousand Dollars ($500,000) or an integral multiple of Ten Thousand Dollars ($10,000) in excess thereof. The obligation of the Agent (as the Swing Line Lender) to fund Swing Line Borrowings in accordance with Section 2.1.1(b) shall not be subject to Section 11.3: the other Lenders have no obligation under Section 11.3.1 to fund their Pro Rata Share of any Swing Line Borrowing, and the Agent alone (as the Swing Line Lender) shall fund all Swing Line Borrowings. Except as provided in Section 2.1.1(b), in the preceding sentences of this Section 2.1.2(a)(iii), in Section 2.6.1(a) or in Section 11.3, all other provisions of this Agreement shall apply to any such Swing Line Borrowing.

                (b) Borrower may elect (i) to convert LIBOR Loans or any portion thereof into Base Rate Loans, (ii) to convert Base Rate Loans or any portion thereof to LIBOR Loans, or (iii) to continue any LIBOR Loans or any portion thereof for an additional Interest Period, provided, however, that the aggregate amount of the Loans being converted into or continued as LIBOR Loans shall, in the aggregate, equal One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof. The applicable Interest Period for the continuation of any LIBOR Loan shall commence on the day on which the next preceding Interest Period expires. The conversion of a LIBOR Loan to a Base Rate Loan shall only occur on the last Business Day of the Interest Period relating to such LIBOR Loan; such conversion shall occur automatically in the absence of an election under clause (iii) above. Each election under clause (ii) or clause (iii) above shall be made by Borrower giving Agent an original or facsimile Notice of Borrowing no later than 9:00 a.m. (Pacific Coast time), not less than three (3) nor more than five (5) Business Days prior to the date of a conversion to or continuation of a LIBOR Loan, specifying, in each case
        (1) the amount of the conversion or continuation, (2) the Interest Period therefor, and (3) the date of the conversion or continuation (which date shall be a Business Day).

                (c) Upon receipt of a Notice of Borrowing in proper form requesting LIBOR Loans under subparagraph (a) (i) or (b) above, Agent shall determine the LIBOR applicable to the Interest Period for such LIBOR Loans, and shall, two (2) Business Days prior to the beginning of such Interest Period, give (by facsimile) a Fixed Rate Notice in respect thereof to Borrower and Lenders; provided, however, that failure to give such notice to Borrower shall not affect the validity of such rate. Each determination by Agent of the LIBOR shall be conclusive and binding upon the parties hereto in the absence of manifest error.

                (d) Borrower shall pay to Agent an administration fee of Fifty Dollars ($50.00) for each determination by Agent of the LIBOR applicable to the Interest Period for such LIBOR Loans.

        2.1.3 Making of Loans. Subject to Section 11.3 or as otherwise provided herein, Agent shall make the proceeds of Loans available to Borrower on the applicable Funding Date and shall disburse such funds in Dollars in immediately available funds to Borrower's commercial demand account at Wells Fargo, Account Number Account No. 0643122377 or such other account, acceptable to Agent, as may be specified in the Notice of Borrowing or otherwise requested by Borrower in a writing that is received by Agent no later than 9:00 a.m. (Pacific Coast time) on such Funding Date.

        2.1.4 Term. The outstanding balance of the Loans shall be payable in full on the earliest to occur of (i) the third anniversary of the date of this Agreement, or (ii) the acceleration of the Loans pursuant to Section 10.2.1 (the "Termination Date"); provided, however, that Borrower shall have the right to extend the Termination Date under the foregoing clause (i) for one (1) year, provided that each of the following conditions is satisfied:

                (a) Borrower gives Agent written notice of Borrower's election to extend the Termination Date not earlier than ninety (90) days, or later than thirty (30) days, prior to the then effective Termination Date (a copy of which notice shall be sent promptly by Agent to each other Lender);

                (b) Not later than the giving of the extension notice under subparagraph (a) above, Borrower pays to Agent an extension fee (the "Extension Fee") (for the benefit of all Lenders) equal to 0.10% of the amount of the Facility; and

                (c) No Unmatured Event of Default or Event of Default has occurred and is continuing either at the date of notice under subparagraph (a) above or on the then effective Termination Date.

    2.2 Authorization to Obtain Loans. Borrower shall provide Agent with documentation satisfactory to Agent indicating the names of those employees of Borrower authorized by Borrower to sign Notices of Borrowing, and Agent and Lenders shall be entitled to rely on such documentation until notified in writing by Borrower of any change(s) of the persons so authorized. Agent shall be entitled to act on the instructions of anyone identifying himself or herself as one of the Persons authorized to execute a Notice of Borrowing, and believed by Agent in good faith to be such a Person, and Borrower shall be bound thereby in the same manner as if such Person were actually so authorized. Borrower agrees to indemnify, defend and hold Lenders and Agent harmless from and against any and all Liabilities and Costs which may arise or be created by the acceptance of instructions in any Notice of Borrowing, unless caused by the gross negligence or willful misconduct of the Person to be indemnified.

    2.3 Lenders' Accounting. Agent shall maintain a loan account (the "Loan Account") on its books in which shall be recorded (i) the names and addresses and the Commitments of Lenders, and principal amount of Loans owing to each Lender from time to time, and (ii) all advances and repayments of principal and payments of accrued interest under the Loans, as well as payments of the Unused Facility Fee, as provided in this Agreement, separately identifying Loans and prepayments under the Swing Line. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Agent's practice, Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error), unless Borrower, within thirty (30) days after the date such statement is delivered to Borrower, delivers to Agent written notice of any objections which Borrower may have to any such statement, or within ten (10) days after discovery by Borrower of an error with respect to which Borrower had no knowledge and which could not have been determined after reasonable inquiry during said 30-day period. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. In the event that any such objection cannot be settled by Agent and Borrower within thirty (30) days after Agent receives notice thereof from Borrower, Agent shall notify all Lenders of such objection. Notwithstanding the foregoing, Agent's entries in the Loan Account evidencing Loans and other financial accommodations made from time to time shall be final, binding and conclusive upon Borrower (absent manifest error) as to the existence and amount of the Obligations recorded in the Loan Account.

    2.4 Interest on the Loans.

        2.4.1 Base Rate Loans. Subject to Section 2.4.4, all Base Rate Loans shall bear interest on the actual daily unpaid principal amount thereof from the date made until paid in full at a fluctuating rate per annum equal to the Base Rate. Base Rate Loans shall be made in minimum amounts of One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand ($100,000) in excess thereof.

        2.4.2 LIBOR Loans. Subject to Sections 2.4.4 and 2.4.8, all LIBOR Loans shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of LIBOR for such Interest Period plus the Applicable LIBO Rate Margin. LIBOR Loans shall be in tranches of One

Million Dollars ($1,000,000) or One Hundred Thousand Dollar ($100,000) increments in excess thereof. No more than ten (10) LIBOR Loan tranches shall be outstanding at any one time. Notwithstanding anything to the contrary contained herein and subject to the Default Interest provisions contained in Section 2.4.4, if an Event of Default occurs and as a result thereof the Commitments are terminated, all LIBOR Loans will convert to Base Rate Loans upon the expiration of the applicable Interest Periods therefor or the date all Loans become due, whichever occurs first.

        2.4.3 Interest Payments. Subject to Section 2.4.4, interest accrued on all Loans shall be payable by Borrower, in the manner provided in Section 2.6.2, in arrears on the first Business Day of the first calendar month following the Closing Date, the first Business Day of each succeeding calendar month thereafter, and on the Termination Date.

        2.4.4 Default Interest. Notwithstanding the rates of interest specified in Sections 2.4.1 and 2.4.2 and the payment dates specified in Section 2.4.3, effective immediately upon the occurrence and during the continuance of any Event of Default, the principal balance of each Loan then outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, shall bear interest payable upon demand at a rate which is five percent (5%) per annum in excess of the rate(s) of interest otherwise payable from time to time under this Agreement (the "Default Rate"). All other amounts due Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if due date is expressed, if not paid within ten (10) days after demand, shall bear interest from and after demand at the rate set forth in this Section 2.4.4.

        2.4.5 Late Fee. Borrower acknowledges that late payment to Agent will cause Agent and Lenders to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Termination Date (other than payment of the entire outstanding balance of the Loans on the Termination Date), unless waived by Agent pursuant to Section
11.11.1 or Requisite Lenders, a late charge of four cents ($.04) for each dollar of any principal payment, interest or other charge due hereon and which is not paid within fifteen (15) days after such payment is due, shall be charged by Agent (for the benefit of Lenders) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower and Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Agent and Lenders will incur by reason of late payment. Borrower and Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Agent.

        2.4.6 Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Notwithstanding any provision in this Section 2.4, interest in respect of any Loan shall not exceed the maximum rate permitted by applicable law. Changes in the Base Rate shall take effect as of the date of any change in the Base Rate, as defined, and changes in the Applicable LIBO Rate Margin shall take effect as of the date set forth in the relevant clause of the definition of such term.

        2.4.7 Changes; Legal Restrictions. In the event that after the Closing Date (i) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or (ii) compliance by Agent or any Lender with any request or directive made or issued after the Closing Date (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority:

                (a) subjects Agent or any Lender to any tax, duty or other charge of any kind with respect to the Facility, this Agreement or any of the other Loan Documents or the Loans, or changes the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder, except for net income, gross receipts, gross profits or franchise taxes imposed by any jurisdiction (all such non-excepted taxes, duties and other charges being hereinafter referred to as "Lender Taxes");

                (b) imposes, modifies or holds applicable, in the determination of Agent or any Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement (other than a requirement of the type described in Section 2.7) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, Agent or such Lender or any applicable lending office (except to the extent that the reserve and FDIC insurance requirements are reflected in the "Base Rate" or in determining LIBOR); or

                (c) imposes on Agent or any Lender any other condition (other than one described in Section 2.7) materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date, and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing, maintaining or participating in the Loans or to reduce any amount receivable thereunder; then, in any such case, Borrower shall promptly pay to Agent or such Lender, as applicable, upon demand, such amount or amounts (based upon a reasonable allocation thereof by Agent or such Lender to the financing transactions contemplated by this Agreement and affected by this
Section 2.4.7) as may be necessary to compensate Agent or such Lender for any such additional cost incurred or reduced amounts received; provided, however, that, if the payment of such compensation may not be legally made (whether by modification of the applicable interest rate or otherwise), then Lenders shall have no further obligation to make Loans that cause Agent or any Lender to incur such increased cost, and all affected Loans shall become due and payable by Borrower sixty (60) days thereafter. Agent or such Lender shall deliver to Borrower (and in the case of a delivery by Lender, such Lender shall also deliver to Agent) a written statement of the claimed additional costs incurred or reduced amounts received and the basis therefor in reasonable detail as soon as reasonably practicable after such Lender obtains knowledge thereof. If Agent or any Lender subsequently recovers any amount of Lender Taxes previously paid by Borrower pursuant to this Section 2.4.7, whether before or after termination of this Agreement, then, upon receipt of good funds with respect to such recovery, Agent or such Lender will refund such amount to Borrower if no Event of Default or Unmatured Event of Default then exists or, if an Event of Default or Unmatured Event of Default then exists, such amount will be credited to the Obligations in the manner determined by Agent or such Lender.

        2.4.8 Certain Provisions Regarding LIBOR Loans.

                (a) LIBOR Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to Borrower and Agent, be conclusive and binding on the parties hereto) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make or maintain any Loan as a LIBOR Loan,
        (i) the obligations of such Lenders to make or maintain any Loans as LIBOR Loans shall, upon such determination, forthwith be suspended until such Lender shall notify Agent that the circumstances causing such suspension no longer exist, and (ii) if required by such law or assertion, the LIBOR Loans of such Lender shall automatically convert into Base Rate Loans.

                (b) Deposits Unavailable. If Agent shall have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans, then, upon notice from Agent to Borrower the obligations of all Lenders to make or maintain Loans as LIBOR Loans shall forthwith be suspended until Agent shall notify Borrower that the circumstances causing such suspension no longer exist. Agent will give such notice when it determines, in good faith, that such circumstances no longer exist; provided, however, that Agent shall not have any liability to any Person with respect to any delay in giving such notice.

                (c) Fixed Rate Price Adjustment. Borrower acknowledges that prepayment or acceleration of a LIBOR Loan during an Interest Period shall result in Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. (For all purposes of this subparagraph (c), any Loan not being made as a LIBOR Loan in accordance with the Notice of Borrowing therefor, as a result of Borrower's cancellation thereof or failure to satisfy the conditions precedent thereto, shall be treated as if such LIBOR Loan had been prepaid.) Therefore, on the date a LIBOR Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("Price Adjustment Date"), Borrower will pay to Agent, for the account of each Lender (in addition to all other sums then owing), an amount ("Fixed Rate Price Adjustment") equal to the then present value of (i) the amount of interest that would have accrued on the LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (ii) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the Price Adjustment Date. The present value shall be calculated by using as a discount rate LIBOR quoted on the Price Adjustment Date. Agent shall calculate the Fixed Rate Price Adjustment on behalf of the affected Lenders. Upon the written notice to Borrower from Agent, Borrower shall immediately pay to Agent, for the account of the affected Lenders, the Fixed Rate Price Adjustment payable with respect to each affected Loan. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

                (d) Borrower understands, agrees and acknowledges the following:
        (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Loan or a Fixed Rate Price Adjustment; (ii) LIBOR is used merely as a reference in determining such rate and/or Fixed Rate Price Adjustment; and (iii)

        Borrower has accepted LIBOR as a reasonable and fair basis for calculating such rate and a Fixed Rate Price Adjustment. Borrower further agrees to pay the Fixed Rate Price Adjustment and Lender Taxes, if any, whether or not a Lender elects to purchase, sell and/or match funds.

        2.4.9 Withholding Tax Exemption. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to Agent and Borrower two (2) duly completed copies of United States Internal Revenue Service Form 1001 or Form 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or Form 4224 further undertakes to deliver to Agent and Borrower two (2) additional copies of such form (or any applicable successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one (1) calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Agent or Borrower, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes. If any Lender cannot deliver such form, then Borrower may withhold from such payments such amounts as are required by the Internal Revenue Code.

    2.5 Fees.

        2.5.1 Unused Facility Fee. From and after the Closing Date and until the Obligations are paid in full and this Agreement is terminated or, if sooner, the date the Commitments terminate, and subject to Section 11.4.2, Borrower shall pay to Agent, for the account of each Lender, a fee accruing at the rate set forth below upon an amount equal to (i) the average daily amount of the Facility minus (ii) the average daily principal balance of all Loans (said difference being the "Unused Amount"), as determined for each Fiscal Quarter. The aforesaid fee (the "Unused Facility Fee") shall accrue at the applicable rate set forth below:

                Average Daily                               Rate Per Annum
             Unused Amount During                           Applicable to
              Applicable Quarter                            Unused Amount
              ------------------                            -------------
           An amount equal to or greater
           than 50% of the Facility                             0.25%

           An amount less than 50% of the
           Facility                                             0.125%

The Unused Facility Fee shall be payable, in the manner provided in Section 2.6.2, in arrears on the first Business Day in each Fiscal Quarter, beginning with the first Fiscal Quarter after the Closing Date, and on the date of payment in full of all Obligations to Lenders pursuant to Section 2.1.4, with the Unused Facility Fee to be prorated to the date of such payment. The Unused Facility Fee shall be calculated on the basis of the actual number of days elapsed (excluding, however, the date of payment in full of all Obligations to Lenders pursuant to Section 2.1.4) in a three hundred sixty (360) day year.

        2.5.2 Agency Fees. Borrower shall pay Agent such fees as are provided for in the agency fee agreement between Agent and Borrower, as in existence from time to time.

        2.5.3 Payment of Fees. The fees described in Sections 2.1.4 and 4.1.11 and in this Section 2.5 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of Borrower to pay the fees described herein shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest, other fees and expenses otherwise described in this Agreement. All fees shall be payable when due in immediately available funds and shall be non-refundable when paid. If Borrower fails to make any payment of fees or expenses specified or referred to in this Agreement due to Agent or Lenders, including without limitation those referred to in this Section 2.5, in Section 12.1, or otherwise under this Agreement or any separate fee agreement between Borrower and Agent or any Lender relating to this Agreement, when due, the amount due shall bear interest until paid at the Base Rate and, after ten (10) days, at the Default Rate (but not to exceed the maximum rate permitted by applicable law), and shall constitute part of the Obligations.

    2.6 Payments.

        2.6.1 Voluntary Prepayments. Borrower may, upon not less than two (2) Business Days' prior written notice to Agent not later than 11:00 a.m. (Pacific Coast time) on the date given, at any time and from time to time, prepay any Loans in whole or in part; provided that, notwithstanding the foregoing, Borrower may, upon not less than one (1) Business Day's prior written notice to Agent not later than 11:00 a.m. (Pacific Coast time) on the date given, at any time and from time to time, prepay Swing Line Borrowings in whole or in part. If, at the time of prepayment of the Loans, there are outstanding Swing Line Borrowings, such prepayment shall be applied first to the prepayment of outstanding Swing Line Borrowings (in the order in which they were borrowed), and second, to the prepayment of other Loans. Any notice of prepayment given to Agent under this Section 2.6.1 shall specify the date of prepayment and the aggregate principal amount of the prepayment. In the event of a prepayment of LIBOR Loans, Borrower shall concurrently pay any Fixed Rate Price Adjustment payable in respect thereof. Agent shall provide to each Lender a confirming copy of such notice on the same Business Day such notice is received.

        2.6.2 Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Agent or the Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Agent's written wire transfer instructions) of immediately available funds, to Agent, for the account of each Lender, not later than 11:00 a.m. (Pacific Coast time) on the date due; and funds received by Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day. In order to assure timely payment of interest on the Loans and fees pursuant to Section 2.5, Borrower hereby irrevocably authorizes Agent to directly debit Borrower's demand deposit account with Agent (Account No. 0643122377) for payment when due of all such interest and fees payable to Lenders. Written notice of the amount and purpose of any such direct debit shall be given to Borrower by Agent not less than two (2) Business Days prior to its effective date; provided, however, that Agent's failure to give such notice shall not affect the validity of, or Borrower's authorization of, such debit. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall, upon notice from Agent, immediately deposit sufficient funds into said account to pay all interest, fees and other related charges due and owing to Lenders; provided, however, that any such insufficiency of funds in said account shall not excuse or delay the timely payment by Borrower of the full amount of such interest, fees and related charges or relieve Borrower of its obligations under Section 2.4.4 or 2.4.5 in respect of any such insufficiency. The statement of the Loan Account provided by Agent to Borrower shall show the amounts and dates of such direct debits.

        2.6.3 Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any of the fees specified in Section 2.5, as the case may be.

    2.7 Increased Capital. If either (i) the introduction of or any change in or in the interpretation of any law or regulation after the Closing Date or (ii) compliance by Agent or any Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) made or issued after the Closing Date affects or would affect the amount of capital required or expected to be maintained by Agent or such Lender or any corporation controlling Agent or such Lender, and Agent or such Lender determines that the amount of such capital is increased by or based upon the existence of Agent's obligations hereunder or such Lender's Commitment, then, upon demand by Agent or such Lender, Borrower shall immediately pay to Agent or such Lender, from time to time as specified by Agent or such Lender, additional amounts sufficient to compensate Agent or such Lender in the light of such circumstances, to the extent that Agent or such Lender reasonably determines such increase in capital to be allocable to the existence of Agent's obligations hereunder or such Lender's Commitment; provided, however, that (i) neither Agent nor any Lender may claim under this Section 2.7 any such additional amount attributable to any period preceding the date that is ninety (90) days prior to the date of its demand, and (ii) before making any such demand, Agent, and each Lender, agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office as its lending office for purposes of the Loans and its Commitment, if the making of such a designation (1) would avoid the need for, or reduce the amount of, such demand and (2) would not, in the reasonable judgment of Agent or such Lender, as the case may be, be otherwise disadvantageous to it. A certificate in reasonable detail as to such amounts submitted to Borrower by Agent or such Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

    2.8 Notice of Increased Costs. Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in Section 2.4.7 or 2.4.8 or Section 2.7, it will notify Borrower, and provide a copy of such notice to Agent, of such event and the possible effects thereof, provided that the failure to provide such notice shall not affect Lender's rights to reimbursement provided for herein.

                                   ARTICLE III
                                   -----------

                          UNENCUMBERED POOL PROPERTIES
                          ----------------------------

3.1 Acceptance of Unencumbered Pool Properties. Subject to compliance with the terms and conditions of Section 4.1, Lenders have accepted the Properties listed on Schedule 1 as of the Closing Date as Unencumbered Pool Properties. If Borrower desires that Lenders accept an additional Property as an Unencumbered Pool Property, Borrower shall so notify Agent, and Agent shall promptly notify each other Lender. No such additional Property will be evaluated by Lenders as a potential Unencumbered Pool Property unless:

                (a) such Property is an Apartment Property, an Industrial Property or a Business Park Property;

                (b) if such Property is a ground lease, such ground lease is an Eligible Ground Lease;

                (c) if such Property is not owned by Borrower, it is (or, upon acceptance into the Unencumbered Pool in accordance with this Section 3.1, will be) owned by a Guarantor Subsidiary; and

                (d) Borrower delivers to Agent the following:

        3.1.2 A current operating statement for such Property audited or certified by Borrower as being true and correct in all material respects and prepared in accordance with GAAP and comparative operating statements (in the general form of the Quarterly Operating Reports) for the current period and for the previous two (2) Fiscal Years; provided, however, that, if Borrower (or the relevant Guarantor Subsidiary) shall have owned such Property for less than the period to be covered by such operating statements, then the audit and certification requirements shall extend only to the period of ownership by Borrower or such Guarantor Subsidiary, so long as (i) Borrower provides operating statements prepared and certified by the former owner(s) for the remainder of the period required hereunder, if such certified operating statements are reasonably obtainable by Borrower, or (ii) if such certified operating statements are not reasonably obtainable by Borrower, the best available information obtainable by Borrower and certified as such by Borrower with respect to such Property.

        3.1.3 A current rent roll for such Property and a three (3) year operating and occupancy history of such Property in form satisfactory to Agent, and certified by Borrower to be true and correct (or, with respect to periods prior to Borrower's (or such

Guarantor Subsidiary's) acquisition thereof, if such information is not reasonably obtainable by Borrower, the best available information obtainable by Borrower and certified as such by Borrower with respect to such Property);

        3.1.4 A copy of Borrower's most recent Owner's Policy of Title Insurance and survey of such Property (if any);

        3.1.5 The most recent "Phase I" environmental assessment of such Property, and any additional environmental studies or assessments in Borrower's possession or control that have been performed with respect to such Property;

        3.1.6 Copies of all Major Agreements affecting such Property;

        3.1.7 Copies of any existing engineering, mechanical, structural or maintenance studies performed with respect to such Property, in Borrower's possession or reasonably obtainable by Borrower;

        3.1.8 Information regarding the age and location of the Property, including copies of any existing engineering, mechanical, structural or maintenance studies performed with respect to such Property, in Borrower's possession or reasonably obtainable by Borrower;

        3.1.9 If the Property is to be owned by a wholly-owned Subsidiary that has not previously qualified as a Guarantor Subsidiary, copies of the Partnership Agreement or other charter documents of such Subsidiary and of such other information regarding such Subsidiary as Agent may reasonably request; and

        3.1.10 Such other information as may be reasonably requested by Agent or any Lender in order to evaluate the potential Unencumbered Pool Property.

Following receipt of the foregoing documents and information, Agent shall review them as expeditiously as is reasonably practicable under the circumstances. If, following such review, Agent is prepared to proceed with acceptance of such Property as an Unencumbered Pool Property (including, if applicable, the acceptance of any proposed Guarantor Subsidiary as a Guarantor Subsidiary), Agent will promptly (i) so notify Borrower, and (ii) submit the foregoing documents and information to the Lenders, for approval by Requisite Lenders. Upon such approval by Requisite Lenders, and upon execution and delivery of such items or documents as may be appropriate under the circumstances (including, if such Guarantor Subsidiary has not previously executed and delivered a Guaranty, delivery of a Guaranty duly executed by such Guarantor Subsidiary, together with an opinion of counsel to Borrower, in form and substance reasonably acceptable to Agent, with respect thereto and such other documents listed in Section 4.2 as may be applicable), such Property shall become an Unencumbered Pool Property. Notwithstanding Lenders' acceptance of any Property as an Unencumbered Pool Property, the inclusion of the Individual UPP Value of such Property in determining the Unencumbered Pool Value shall be subject to the limitations set forth in the definition of "Unencumbered Pool Value".

    3.2 Termination of Designation as Unencumbered Pool Property. From time to time Borrower may request, upon not less than ten (10) days' prior written notice to Agent (which shall promptly send a copy thereof to each other Lender), that an Unencumbered Pool Property cease to be designated as such, which termination of designation ("Termination of Designation") shall be consented to by Agent if all of the following conditions are satisfied as of the date of such Termination of Designation:

        3.2.1 No Unmatured Event of Default or Event of Default has occurred and is continuing; and

        3.2.2 Borrower shall have delivered to Agent an Unencumbered Pool Certificate demonstrating on a pro forma basis, and Agent shall have determined, that

                (a) the outstanding principal balance of the Loans will not exceed the Loan Availability after giving effect to such Termination of Designation and any prepayment to be made and/or the acceptance of any Property as an additional or replacement Unencumbered Pool Property to be given concurrently with such Termination of Designation; and

                (b) such Termination of Designation will not cause Borrower to be in breach of any of the covenants set forth in Article IX (for tests based on quarterly results, determined as if such Property had ceased to be an Unencumbered Pool Property, and if any Property concurrently being accepted as Unencumbered Pool Properties, had become an Unencumbered Pool Property, effective as of the first day of the Fiscal Quarter then most recently ended).

The provisions of this Section 3.2 shall not affect the operation of the definition of "Unencumbered Pool Properties" with respect to Properties that cease to qualify as Unencumbered Pool Properties thereunder.

                                   ARTICLE IV
                                   ----------

                               CONDITIONS TO LOANS
                               -------------------

4.1 Conditions to Initial Disbursement of Loans. The obligation of Lenders to make the initial disbursement of the Loans shall be subject to satisfaction of each of the following conditions precedent on or before the initial Funding Date (including, in the case of Borrower, a certificate of the Secretary, or an Assistant Secretary, of Borrower (a "Secretary's Certificate") with respect to authorization, incumbency and all organizational documents):

        4.1.1 Borrower Documents. Borrower shall have executed and/or delivered to Agent each of the following, in form and substance acceptable to Agent and each other Lender:

                (a) this Agreement;

                (b) the Loan Notes;

                (c) Certified copy of Borrower's Articles of Incorporation, as amended*, certified by the Maryland Secretary of State;

                (d) Certified copy of Borrower's bylaws, certified by the Secretary or an Assistant Secretary of Borrower;

                (e) Certificate of Good Standing (or its equivalent) from the Maryland Secretary of State*;

                (f) Evidence of qualification and good standing of Borrower in California, Washington and Nevada:

                    (i) Certificate of Status-Foreign Corporation from the California Secretary of State*;

                    (ii) Certificate of Good Standing (or its equivalent) from the Washington Department of Licensing*; and

--------
* All good standing certificates and certified documents issued by any Governmental Authority shall be dated as of a date within 30 days of the Closing Date.

                    (iii) Certificate of Good Standing (or its equivalent) from the Nevada Secretary of State*;

                (g) Funds Transfer Agreement dated February 2, 1998 (on Agent's standard form);

                (h) Transfer Authorizer/Confirmer Designation and Transfer Statement (on Agent's standard form);

                (i) Corporate resolutions of Borrower authorizing Borrower's execution, delivery and performance of the Loan Documents, as certified by the Secretary or an Assistant Secretary of Borrower (which certificate shall also certify the continued accuracy of the Incumbency Certificate described below); and

                (j) Incumbency Certificate of Borrower dated July 23, 1997.

        4.1.2 Unencumbered Pool Property Documents. Agent shall have received all required information with respect to each Unencumbered Pool Property in form and substance reasonably acceptable to Agent and each other Lender.

        4.1.3 Unencumbered Pool Certificate; Compliance Certificate. Borrower shall have delivered to Agent an Unencumbered Pool Certificate evidencing sufficient Loan Availability to support the Loans being requested and a Compliance Certificate.

        4.1.4 Notice of Borrowing. Borrower shall have delivered to Agent a Notice of Borrowing, and, if applicable, Agent shall have delivered to Borrower a Fixed Rate Notice, in each case in compliance with Section 2.1.2.

        4.1.5 Performance. Borrower shall have performed in all material respects all agreements and covenants required by Agent to be performed by it on or before the such initial Funding Date.

        4.1.6 Solvency. Borrower shall be Solvent.

        4.1.7 Material Adverse Changes. No change, as determined by Agent and Lenders, shall have occurred, during the period commencing September 30, 1997, and ending on such initial Funding Date, which has a Material Adverse Effect on Borrower.

        4.1.8 Litigation Proceedings. There shall not have been instituted or threatened, during the period commencing September 30, 1997, and ending on such initial Funding Date, any litigation or proceeding in any court or Governmental Authority affecting or threatening to affect Borrower, or any Unencumbered Pool Property, which has a Material Adverse Effect on Borrower, as reasonably determined by Agent.

        4.1.9 Indefeasible Title. Borrower shall have good, indefeasible and merchantable title to the Unencumbered Pool Properties, free and clear of all Liens other than Permitted Liens.

        4.1.10 No Event of Default; Satisfaction of Certain Covenants. On such initial Funding Date and after giving effect to the initial disbursements of the Loans, no Event of Default or Unmatured Event of Default shall exist and all of the covenants contained in Section 8.4 and Article IX shall be satisfied.

        4.1.11 Fees. Agent shall have received (i) an arrangement fee in the amount separately agreed to between Agent and Borrower, and (ii) all other fees then due (including the first annual fee due Agent under Section 2.5.2), and Borrower shall have performed all of its other obligations as set forth in the Loan Documents to make payments to Agent on or before such initial Funding Date; and, to the extent requested by Agent, all expenses of Agent incurred prior to such initial Funding Date in connection with this Agreement shall have been paid by Borrower.

        4.1.12 Opinion of Counsel. Agent shall have received, on behalf of Agent and Lenders, favorable opinions of counsel for Borrower, dated as of the initial Funding Date, in form and substance satisfactory to Agent and Lenders.

        4.1.13 Consents and Approvals. All material licenses, permits, consents, regulatory approvals and corporate action necessary to enter into the financing transactions contemplated by this Agreement shall have been obtained by Borrower.

        4.1.14 Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects.

        4.1.15 Payoff of Existing Facilities. Borrower shall have terminated all commitments under (i) the Unsecured Loan Agreement dated as of February 2, 1998, between Borrower and Wells Fargo Bank (the "Existing Facility"), and (ii) the Revolving Line of Credit Agreement dated as of August 30, 1996, between Borrower, Bank of America NT&SA and certain other lenders, and shall have paid all principal, interest and other amounts payable in respect of the foregoing.

    4.2 Conditions Precedent to All Loans. The obligation of each Lender to make any Loan requested to be made by it, on any date, is subject to satisfaction of the following conditions precedent as of such date:

        4.2.1 Documents. With respect to a request for a Loan, Agent shall have received, on or before the Funding Date and in accordance with the provisions of
Section 2.1.2, an original and duly executed Notice of Borrowing.

        4.2.2 Additional Matters. As of the Funding Date for any Loan and after giving effect to the Loans being requested:

                (a) Representations and Warranties. All of the representations and warranties contained in this Agreement and in any other Loan Document (other than representations and warranties which expressly speak only as of a different date and other than for changes permitted or contemplated by this Agreement), and each certification, representation or warranty of Borrower set forth in the Notice of Borrowing relating to such Loan(s), shall be true and correct in all material respects on and as of such Funding Date, as though made on and as of such date;

                (b) No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from the making of the requested Loan, and all of the covenants contained in
        Section 8.4 and Article IX shall be satisfied; and

                (c) No Material Adverse Change. Since the Closing Date, no change shall have occurred which shall have a Material Adverse Effect on Borrower, as determined by Agent, other than any such change the occurrence of which has been waived by Requisite Lenders in connection with any prior Borrowing.

Each submission by Borrower to Agent of a Notice of Borrowing with respect to a Loan and the acceptance by Borrower of the proceeds of each such Loan made hereunder shall constitute a representation and warranty by Borrower as of the Funding Date in respect of such Loan that all the conditions contained in this
Section 4.2.2 have been satisfied.

        4.2.3 Guarantor Subsidiary Documents. On or before the first Funding Date to follow the designation as an Unencumbered Pool Property of Property owned by a Subsidiary that has not previously delivered the following documents, such Guarantor Subsidiary shall have executed and/or delivered to Agent each of the following, in form and substance acceptable to Agent and each other Lender:

                (a) A Guaranty;

                (b) Certified copy of such Person's agreement of limited partnership, partnership agreement, operating agreement or bylaws, as the case may be, in each case, as amended*;

                (c) If such Guarantor Subsidiary is a limited partnership: certified copies of its Certificate of Limited Partnership (Form LP-1) and each amendment thereto (Form LP-2) from the Secretary of the state under the laws of which such Guarantor Subsidiary is organized*;

                (d) If such Guarantor Subsidiary is a limited liability company: certified copies of its Articles of Organization and each amendment thereto, from the Secretary of the state under the laws of which such Guarantor Subsidiary is organized*;

                (e) If such Guarantor Subsidiary is a limited partnership, corporation or a limited liability company: Certificate of Status from the Secretary of State of the state under the laws of which such Guarantor Subsidiary is organized*;

                (f) If such Guarantor Subsidiary is a corporation: Certified copies of its Articles or Certificate of Incorporation, as amended*, certified by the Secretary of State of the state under the laws of which such Guarantor Subsidiary is organized;

                (g) If such Guarantor Subsidiary owns an Unencumbered Pool Property located in any state other than California: (i) evidence of its qualification and good standing in such other state; and (ii) Certificate of Existence/Authorization (or its equivalent) from the Secretary of State of such state*;

                (h) If such Guarantor Subsidiary is not organized under the laws of the State of California, evidence of qualification and Certificate of Status from the Secretary of State of California; and

                (i) The opinion of counsel referred to in Section 3.1.

                                    ARTICLE V
                                    ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

        In order to induce Lenders to make the Loans, Borrower hereby represents and warrants to Lenders as follows:

    5.1 Organization; Corporate Powers. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect on Borrower, and (iii) has all requisite corporate power and authority to own and operate its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Loans contemplated by the Loan Documents.

    5.2 Authority. Borrower has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by Board of Directors of Borrower, and no other corporate proceedings or authorizations on the part of Borrower, its shareholders or any Affiliate are necessary to consummate such transactions. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

    5.3 No Conflict. The execution, delivery and performance by Borrower of the Loan Documents to which it is or will be a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate Borrower's Articles of Incorporation or bylaws, or (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of or binding upon Borrower, or (iii) require termination of any Contractual Obligation, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of Borrower, other than Permitted Liens.

    5.4 Consents and Authorizations. Borrower has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow Borrower to lawfully execute, deliver and perform its obligations under the Loan Documents to which Borrower is a party.

    5.5 Governmental Regulation. Neither Borrower nor any Guarantor Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

    5.6 Prior Financials. The September 30, 1997 Consolidated Balance Sheet, Statement of Operations and Statement of Cash Flows of Borrower contained in Borrower's Form 10Q for the quarter ended September 30, 1997 (the "September 30, 1997 Financials") delivered to Agent prior to the date hereof were prepared in accordance with GAAP and fairly present the assets, liabilities and financial condition of Borrower on a consolidated basis, at such date and the results of its operations and its cash flows, on a consolidated basis, for the period then ended.

    5.7 Financial Statements; Projections and Forecasts. Each of the Financial Statements to be delivered to Agent pursuant to Sections 6.1.2 and 6.1.3 (i) has been, or will be, as applicable, prepared in accordance with the books and records of Borrower on a consolidated basis, and (ii) either fairly present, or will fairly present, as applicable, the financial condition of Borrower on a consolidated basis, at the dates thereof (and, if applicable, subject to normal year-end adjustments) and the results of its operations and cash flows, on a consolidated basis, for the period then ended. Each of the projections delivered to Agent prior to the date hereof and the financial projections and property budgets to be delivered to Agent pursuant to Section 6.1.5 (1) has been, or will be, as applicable, prepared by Borrower in light of the past business and performance of Borrower on a consolidated basis and (2) represent, or will represent, as of the date thereof, the reasonable good faith estimates of Borrower's financial personnel.

    5.8 Prior Operating Statements. Each of the operating statements pertaining to each of the Unencumbered Pool Properties prepared by or on behalf of Borrower and delivered to Agent prior to the date hereof was prepared in accordance with GAAP in effect on the date such operating statement of each Unencumbered Pool Property was prepared and fairly presents the results of operations of such Unencumbered Pool Property for the period covered thereby and to Borrower's best knowledge, each of the operating statements pertaining to each of the Unencumbered Pool Properties delivered to Agent prior to the date hereof that was not prepared by or on behalf of Borrower was prepared in accordance with GAAP in effect on the date such operating statement of each Unencumbered Pool Property was prepared and fairly presents the results of operations of such Unencumbered Pool Property for the period covered thereby.

    5.9 Quarterly Operating Reports and Projections. Each of the Quarterly Operating Reports to be delivered to Agent pursuant to Section 6.1.1 (i) has been or will be, as applicable, prepared in accordance with the books and records of the applicable Unencumbered Pool Property, and (ii) fairly presents or will fairly present, as applicable, the results of operations of such Unencumbered Pool Property for the period then ended. Each of the projections, financial plans and budgets delivered to Agent prior to the date hereof and the projections and property budgets to be delivered to Agent pursuant to Section
6.1.5 (1) has been, or will be, as applicable, prepared for each Unencumbered Pool Property in light of the past business and performance of such Unencumbered Pool Property and (2) represents or will represent, as of the date thereof, the reasonable good faith estimates of Borrower's financial personnel.

    5.10 Litigation; Adverse Effects.

        5.10.1 There is no Proceeding pending or, to the best of Borrower's knowledge, threatened against Borrower or any Property of Borrower (including any Unencumbered Pool Property), which (i) results in a Material Adverse Effect on Borrower, (ii) materially and adversely affects the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (iii) materially and adversely affects the ability of Borrower to perform its obligations contemplated in the Loan Documents.

        5.10.2 Borrower is not (i) in violation of any applicable law, which violation has a Material Adverse Effect on Borrower, or (ii) subject to or in default with respect to any Court Order which has a Material Adverse Effect on Borrower. There are no material Proceedings pending or, to the best of Borrower's knowledge, threatened against Borrower or any Unencumbered Pool Property, which would have a Material Adverse Effect on Borrower.

    5.11 No Material Adverse Change. Since September 30, 1997, there has occurred no event which has a Material Adverse Effect on Borrower, and no material adverse change in Borrower's ability to perform its obligations under the Loan Documents or the transactions contemplated thereby.

    5.12 Payment of Taxes. All tax returns and reports to be filed by Borrower have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by Borrower have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect on Borrower. Borrower has no knowledge of any proposed tax assessment against Borrower that will have a Material Adverse Effect on Borrower, which is not being actively contested in good faith by Borrower.

    5.13 Material Adverse Agreements. Borrower is not a party to or subject to any Contractual Obligation or other restriction contained in its Articles of Incorporation or other governing documents which has a Material Adverse Effect on Borrower.

    5.14 Performance. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect on Borrower.

    5.15 Federal Reserve Regulations. No part of the proceeds of the Loan hereunder will be used to purchase or carry any "margin security" as defined in Regulation G or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. Neither Borrower nor any Guarantor Subsidiary is engaged primarily in the business of extending credit for the purpose of purchasing or carrying out any "margin stock" as defined in Regulation U. No part of the proceeds of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X or any other regulation of the Federal Reserve Board.

    5.16 Disclosure. The information, representations and warranties of Borrower or any Guarantor Subsidiary contained in the Loan Documents and in other certificates, financial statements and other documents delivered to Agent by or on behalf of Borrower or any Guarantor Subsidiary in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Borrower has given to Agent true, correct and complete copies of all UPP Leases, organizational documents, Financial Statements and all other documents and instruments referred to in the Loan Documents as having been delivered to Agent. Borrower has not intentionally withheld any material fact from Agent in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to projections of Borrower's future performance such representations and warranties are made in good faith and to the best judgment of Borrower.

    5.17 Requirements of Law. Borrower and its Subsidiaries are in compliance with all Requirements of Law (including without limitation the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky" laws) applicable to it and its respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect on Borrower. Borrower has made all filings with and obtained all consents of the Commission required under the Securities Act and the Securities Exchange Act in connection with the execution, delivery and performance by Borrower of the Loan Documents.

    5.18 Patents, Trademarks, Permits, Etc. Borrower and its Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of each such Person's business as currently conducted, the absence of which would have a Material Adverse Effect upon Borrower. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by each such Person does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any such Person which would have a Material Adverse Effect on Borrower.

    5.19 Environmental Matters. Except as set forth on Schedule 5.1.19, to the best of Borrower's knowledge, (i) the operations of Borrower and each of its Subsidiaries comply in all material respects with all applicable local, state and federal environmental, health and safety Requirements of Law ("Environmental Laws"); (ii) none of Borrower's or any of its Subsidiaries' present Property or operations are subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment in violation of any Environmental Laws, which Remedial Action or other Liabilities and Costs would have a Material Adverse Effect on Borrower;
(iii) neither Borrower nor any of its Subsidiaries has filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (iv) there is not now on or in the Property of Borrower or any of its Subsidiaries (except in compliance in all material respects with all applicable Environmental Laws): (A) any underground storage tanks, (B) any asbestos-containing material, or (C) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment owned by such Person; and (v) neither Borrower nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

    5.20 Unencumbered Pool Properties. Each of the Properties listed on Schedule 1 qualifies as an Unencumbered Pool Property and is owned by Borrower or any Guarantor Subsidiary.

    5.21 Major Agreements; UPP Leases. With respect to each Unencumbered Pool Property, Agent has received true, complete and correct copies of each Major Agreement. All such Major Agreements are in full force and effect and have not been terminated, and no default or event of default (or event or occurrence which upon with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists or will exist under such Major Agreements as a result of the consummation of the transactions contemplated by the Loan Documents. Except as reflected on the most current rent rolls delivered to Agent, all UPP Leases are in full force and effect and no default or event of default (or event or occurrence which upon with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists or will exist thereunder as a result of the consummation of the transactions contemplated by the Loan Documents.

    5.22 Solvency. Borrower is and will be Solvent after giving effect to each disbursement of the Loans and the payment and accrual of all fees then payable.

    5.23 Title to Assets; No Liens. Borrower has good, indefeasible and merchantable title to all Properties owned or leased by it, including, without limitation, any Unencumbered Pool Properties owned or leased by Borrower, and each of the Unencumbered Pool Properties is free and clear of all Liens, except Permitted Liens.

    5.24 Use of Proceeds. Borrower's use of the proceeds of the Loans are, and will continue to be, legal and proper uses (and to the extent necessary, duly authorized by Borrower's Board of Directors and shareholders) and such uses are consistent with all applicable laws and statutes and Section 7.9.

    5.25 Capitalization. All of the capital stock and other Securities of Borrower and each Affiliate have been issued in compliance with all applicable Requirements of Law.

    5.26 ERISA. Neither Borrower nor any ERISA Affiliate thereof has in the past five (5) years maintained or contributed to or currently maintains or contributes to any Benefit Plan. No Investment Partnership has or is likely to incur any liability with respect to any Benefit Plan maintained or contributed to by such Investment Partnership or its ERISA Affiliates, which would have a Material Adverse Effect on Borrower. Neither Borrower nor any ERISA Affiliate of Borrower has during the past five (5) years maintained or contributed to or currently maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to retirees. Neither Borrower nor any ERISA Affiliate of Borrower is now contributing nor has it ever contributed to or been obligated to contribute to any Multiemployer Plan, no employees or former employees of Borrower or such ERISA Affiliate have been covered by any Multiemployer Plan in respect of their employment by Borrower, and no ERISA Affiliate of Borrower has or is likely to incur any withdrawal liability with respect to any Multiemployer Plan which would have a Material Adverse Effect on Borrower.

    5.27 Status as a REIT. Borrower (i) is a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not engaged in any "prohibited transactions" as defined in
Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Internal Revenue Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

    5.28 Ownership. Borrower does not own or have any interest in any other Person, other than as set forth on Schedule 5.28, which sets forth, as of the date of this Agreement, each Subsidiary of Borrower and each Investment Partnership, the nature and jurisdiction of organization thereof, and the nature and amount (including Borrower's Share) of Borrower's interest therein.

    5.29 NYSE Listing. The common stock of the Borrower is listed for trading, and is traded, on the New York Stock Exchange, and will continue to be listed for trading and traded on either the New York Stock Exchange or the American Stock Exchange.

    5.30 Representations and Warranties as to Each Guarantor Subsidiary. In order to induce Lenders to make the Loans, on any Funding Date on which a Guarantor Subsidiary owns any Unencumbered Pool Property, Borrower hereby represents and warrants to Lenders as follows:

        5.30.1 Organization; Partnership Powers. Each Guarantor Subsidiary (i) is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign limited liability company, limited partnership or corporation, as applicable and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect on

Borrower and such Guarantor Subsidiary, and (iii) has all requisite corporate, partnership or other organizational power and authority, as an entity, to own and operate its Property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

        5.30.2 Authority. Each Guarantor Subsidiary has the requisite power and authority, as an entity, to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the requisite partners, shareholders or members, as the case may be, of each such Guarantor Subsidiary, and no other proceedings on the part of any Guarantor Subsidiary are necessary to consummate such transactions. Each of the Loan Documents to which any Guarantor Subsidiary is a party has been duly executed and delivered by such Guarantor Subsidiary and constitutes its legal, valid and binding obligation, enforceable against such Guarantor Subsidiary in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

        5.30.3 No Conflict. The execution, delivery and performance of the Loan Documents by each Guarantor Subsidiary, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate such Guarantor Subsidiary's articles of incorporation, bylaws, partnership agreement or other charter documents, as the case may be, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of any Guarantor Subsidiary, (iii) require termination of any Contractual Obligation, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of any Guarantor Subsidiary (other than Permitted Liens).

        5.30.4 Consents and Authorizations. Each Guarantor Subsidiary has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow such Guarantor Subsidiary to lawfully execute, deliver and perform its obligations under the Loan Documents to which such Guarantor Subsidiary is a party.

        5.30.5 Litigation; Adverse Effects.

                (a) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity or before or by any Governmental Authority, pending or, to the best of Borrower's knowledge, threatened against any

        Guarantor Subsidiary or any Property of any Guarantor Subsidiary which would (i) result in a Material Adverse Effect on Borrower, or (ii) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder.

                (b) No Guarantor Subsidiary is (i) in violation of any applicable law, which violation has a Material Adverse Effect on such Guarantor Subsidiary, or (ii) subject to or in default with respect to any Court Order which has a Material Adverse Effect on such Guarantor Subsidiary. There are no material Proceedings pending or, to the best of Borrower's knowledge, threatened against any Guarantor Subsidiary which would have a Material Adverse Effect on such Guarantor Subsidiary.

        5.30.6 Payment of Taxes. All tax returns and reports to be filed by any Guarantor Subsidiary have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by such Guarantor Subsidiary have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable would not have, in the aggregate, a Material Adverse Effect on any Guarantor Subsidiary. Borrower has no knowledge of any proposed tax assessment against any Guarantor Subsidiary that would have a Material Adverse Effect on any Guarantor Subsidiary, which is not being actively contested in good faith by such Guarantor Subsidiary.

        5.30.7 Performance. No Guarantor Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect on such Guarantor Subsidiary.

        5.30.8 Solvency. Each Guarantor Subsidiary is and will be Solvent, in each case after giving effect to each disbursement of the Loans, and the payment and accrual of all fees then payable.

        5.30.9 Title to Assets; No Liens. Each Guarantor Subsidiary has good, indefeasible and merchantable title to the Properties owned or leased by it and each of the

Unencumbered Pool Properties owned by any Guarantor Subsidiary is free and clear of all Liens, except Permitted Liens.

        5.30.10 Beneficial Owner. The sole beneficial owner of each Guarantor Subsidiary is, and will continue to be, directly or indirectly, Borrower.


                                   ARTICLE VI
                                   ----------

                               REPORTING COVENANTS
                               -------------------

        Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

    6.1 Financial Statements and Other Financial and Operating Information. Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and annual financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared on a consolidated basis for Borrower from such system and records. Borrower shall deliver or cause to be delivered to Agent (with copies sufficient for each Lender):

        6.1.1 Quarterly Operating Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, operating statements in the form approved by Agent and rent rolls (on Borrower's detailed form of rent roll) for each Unencumbered Pool Property dated as of the last day of such Fiscal Quarter (the "Quarterly Operating Reports"), in form and substance satisfactory to Agent, certified by Borrower's chief financial officer.

        6.1.2 Quarterly Financial Statements Certified by CFO. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, consolidated balance sheets, statements of operations and statements of cash flow for Borrower ("Financial Statements"), which may, in the case of the first three Fiscal Quarters, be in the form provided to the Commission on Borrower's Form 10Q, and certified by Borrower's chief financial officer.

        6.1.3 Annual Financial Statements. Within ninety (90) days after the close of each Fiscal Year, annual Financial Statements of Borrower, on a consolidated basis (in the form provided to the Commission on Borrower's Form
10K), audited and certified without qualification by the Accountants and accompanied by a statement that, in the course of their audit (conducted in accordance with generally accepted auditing standards), the Accountants obtained no knowledge that an Event of Default or Unmatured Event of Default has occurred under Article IX hereof. To the extent Agent desires additional details or supporting information with respect to Subsidiaries, Investment Partnerships or individual Properties owned or leased by Borrower, any Subsidiary of Borrower or any Investment Partnership (other than Unencumbered Pool Properties) not contained in Borrower's Form 10K, Borrower shall provide Agent with such details or supporting information as Agent requests which is reasonably available to Borrower.

        6.1.4 Officer's Certificate of Borrower. (i) Together with each delivery of any Financial Statement pursuant to Sections 6.1.2 and 6.1.3, (A) an Officer's Certificate of Borrower, stating that the executive officer who is the signatory thereto (which officer shall be the chief executive officer, the chief operating officer or the chief financial officer of Borrower) has reviewed, or caused under his supervision to be reviewed, the terms of this Agreement and the other principal Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by such Financial Statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto; and (B) a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculation and supporting information) compliance during and at the end of such accounting periods with the covenants contained in Section 8.4 and
Article IX.

        6.1.5 Cash Flow Projections; Property Budgets. Within thirty (30) days after the end of each Fiscal Year, projections of Borrower, on a consolidated basis, detailing expected sources and uses of cash for the then current Fiscal Year, together with property budgets for each of the Unencumbered Pool Properties for the then current Fiscal Year. Borrower shall also provide such additional supporting details as Agent may reasonably request.

        6.1.6 Unencumbered Pool Certificate. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter (and more often if so requested by Agent), a certificate in substantially the form of Exhibit B, certified as being true and correct by Borrower's chief executive officer, chief operating officer or chief financial officer (the "Unencumbered Pool Certificate"). Each Unencumbered Pool Certificate shall set forth calculations, including calculations of the Individual UPP

Values of each Unencumbered Pool Property, Unencumbered Pool Value and Loan Availability, updated since the date of the last prior Unencumbered Pool Certificate, and shall reflect any material adverse changes in the Net Operating Income or other condition of an Unencumbered Pool Property of which the signing officer has knowledge and which is not reflected in the most recent Unencumbered Pool Certificate.

        6.1.7 Knowledge of Certain Events. Promptly upon Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or becoming aware that any Lender has given notice or taken any other action with respect to a claimed Event of Default or Unmatured Event of Default; (ii) of any condition or event which has a Material Adverse Effect on Borrower, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Lender and the nature of such claimed Event of Default, Unmatured Event of Default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto; or
(iii) of any occurrence causing a Property that theretofore constituted Unencumbered Pool Property to cease to qualify as such.

        6.1.8 Litigation, Arbitration or Government Investigation. Promptly upon Borrower obtaining knowledge of (i) the institution of, or threat of, any material Proceeding against or affecting Borrower or any of its Subsidiaries not previously disclosed in writing by Borrower to Agent pursuant to this Section 6.1.8, including any eminent domain or other condemnation proceedings affecting any Unencumbered Pool Property, or (ii) any material development in any Proceeding already disclosed, which, in either case, has a Material Adverse Effect on Borrower, a notice thereof to Agent and such other information as may be reasonably available to it to enable Agent, Lenders and their counsel to evaluate such matters.

        6.1.9 ERISA Termination Event. As soon as possible, and in any event within thirty (30) days after Borrower knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of Borrower describing such Termination Event and the action, if any, which Borrower, or any ERISA Affiliate of any of Borrower, has taken, is taking or proposes to take, with respect thereto, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

        6.1.10 Prohibited ERISA Transaction. As soon as possible, and in any event within thirty (30) days, after Borrower, or any ERISA Affiliate of Borrower, knows or has reason to know that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of Borrower describing such transaction.

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
        6.1.11 Benefit Plan Annual Report. Within ten (10) days after the filing thereof with the DOL, the IRS or the PBGC, copies of each annual report, including Schedule B thereto, filed with respect to each Benefit Plan of Borrower or any ERISA Affiliate of Borrower.

        6.1.12 Benefit Plan Funding Waiver Request. Within thirty (30) days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan of Borrower or any ERISA Affiliate of Borrower and all communications received by Borrower, or any ERISA Affiliate of Borrower, with respect to such request.

        6.1.13 Establishment of Benefit Plan and Increase in Contributions to the Benefit Plan. Not less than ten (10) days prior to the effective date thereof, a notice to Agent of the establishment of a Benefit Plan (or the incurrence of any obligation to contribute to a Multiemployer Plan) by Borrower or any ERISA Affiliate of Borrower. Within thirty (30) days after the first to occur of an amendment of any then existing Benefit Plan of Borrower or any ERISA Affiliate of Borrower which will result in an increase in the benefits under such Benefit Plan or a notification of any such increase, or the establishment of any new Benefit Plan by Borrower or any ERISA Affiliate of Borrower or the commencement of contributions to any Benefit Plan to which Borrower or any ERISA Affiliate of Borrower was not previously contributing, a copy of said amendment, notification or Benefit Plan.

        6.1.14 Qualification of ERISA Plan. Promptly upon, and in any event within thirty (30) days after, receipt by Borrower or any ERISA Affiliate of Borrower of an unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, a copy of said determination letter, if such disqualification would have a Material Adverse Effect on Borrower.

        6.1.15 Multiemployer Plan Withdrawal Liability. Promptly upon, and in any event within thirty (30) days after receipt by Borrower or any ERISA Affiliate of Borrower of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, a copy of said notice.

        6.1.16 Failure to Make Section 412 Payment. Promptly upon, and in any event within thirty (30) days after, Borrower, or any ERISA Affiliate of Borrower, fails to make a required installment under subsection (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure, if such failure could result in either the imposition of a Lien under said Section 412 or otherwise have or could reasonably be anticipated to have a Material Adverse Effect on Borrower.

        6.1.17 Failure of Borrower to Qualify as Real Estate Investment Trust. Promptly upon, and in any event within forty-eight (48) hours after Borrower first has actual knowledge of (i) Borrower failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereof), (ii) any act by Borrower causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing Borrower to be subject to the taxes imposed by Section 857(b)(6) of the Internal Revenue Code (or any successor provision thereto), or (iv) Borrower failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code, a notice of any such occurrence or circumstance.

        6.1.18 Asset Acquisitions and Dispositions, Indebtedness, Etc. Without limiting Article VIII or any other restriction in the Loan Documents, concurrent with notice to Borrower's priority mailing list and in all events not later than any public disclosure, prior written notice of any material Investments (other than in Cash Equivalents), material acquisitions, asset purchases, dispositions, disposals, divestitures or similar transactions involving Property, the raising of additional equity or the incurring or repayment of material Indebtedness, by Borrower or any Subsidiary.

        6.1.19 Ratings. Promptly upon (i) the issuance by any Rating Agency of any rating in respect of Borrower's senior long-term unsecured debt obligations, or (ii) the change by any Rating Agency of any theretofore existing rating of such obligations, notice of such issuance or change.

        6.1.20 Other Information. Such other information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession or under the control of Borrower with respect to (i) the Unencumbered Pool Properties, (ii) any material change in Borrower's investment, finance or operating policies, or (iii) Borrower's business, condition (financial or otherwise), operations, performance, properties or prospects as Agent may from time to time reasonably request, including, without limitation, annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), rent rolls, lease expiration reports, leasing status reports, note payable summaries, bullet note summaries, equity funding requirements, contingent liability summaries, line of credit summaries, line of credit collateral summaries, wrap note or note receivable summaries, schedules of outstanding letters of credit, summaries of cash and Cash Equivalents, projections of management and leasing fees and overhead budgets. Provided that Agent gives Borrower reasonable prior notice and an opportunity to participate, Borrower hereby authorizes

Agent to communicate with the Accountants and authorizes the Accountants to disclose to Agent any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to Borrower's condition (financial or otherwise), operations, properties, performance and prospects. Concurrently therewith, Agent will notify Borrower of any such communication. At Agent's request, Borrower shall deliver a letter addressed to the Accountants instructing them to disclose such information in compliance with this Section 6.1.20.

        6.1.21 Press Releases; Creditor Reports and SEC Filings; Tax Returns, Etc. Telephonic or telecopy notice to Agent concurrent with or prior to issuance of any material press release concerning Borrower and, as soon as practicable after filing with the Commission, all reports and notices, proxy statements, registration statements and prospectuses of Borrower. All materials sent or made available generally by Borrower to the holders of its publicly held Securities or to a trustee under any indenture or filed with the Commission, including all periodic reports required to be filed with the Commission, will be delivered to Agent within five (5) days after being so sent, made available or filed, as the case may be; and all Federal income tax returns filed by Borrower shall be delivered to Agent within ten (10) days after being so filed.

        6.1.22 Accountant Reports. Copies of all reports prepared by the Accountants and submitted to Borrower in connection with each annual, interim or special audit or review of the financial statements or practices of Borrower or any of its Subsidiaries, including the comment letter submitted by the Accountants in connection with their annual audit.

    6.2 Environmental Notices. Borrower shall notify Agent, in writing, as soon as practicable, and in any event within ten (10) days after Borrower's learning thereof, of any: (i) written notice or claim to the effect that Borrower or any of its Subsidiaries is or may be liable to any Person as a result of any material Release or threatened Release of any Contaminant into the environment;
(ii) written notice that Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment; (iii) written notice that any Property is subject to an Environmental Lien; (iv) written notice of violation to Borrower or any of its Subsidiaries or awareness of a condition which might reasonably result in a notice of violation of any Environmental Laws by Borrower or any of its Subsidiaries; (v) commencement or written threat of any Proceeding alleging a violation of any Environmental Laws; (vi) written notice from a Governmental Authority of any changes to any existing Environmental Laws that will have a Material Adverse Effect on the operations of Borrower; or (vii) any proposed acquisition of stock, assets, real estate or leasing of property, or any other action by Borrower that, to the best of Borrower's knowledge, could subject Borrower or any of its Subsidiaries to environmental, health or safety Liabilities and Costs that will have a Material Adverse Effect on Borrower. With regard to the matters referred to in clauses
(i) through (v) above, the same shall apply in respect of each Unencumbered Pool Property and, in the case of other Property of Borrower or any of its Subsidiaries only if the matter will have a Material Adverse Effect on Borrower.

    6.3 Confidentiality. Confidential Information obtained by Agent or Lenders pursuant to this Agreement or in connection with the Facility shall not be disseminated by Agent or Lenders and shall not be disclosed to third parties except to regulators, taxing authorities and other governmental agencies having jurisdiction over Agent or such Lender or otherwise in response to Requirements of Law, to their respective auditors and legal counsel and in connection with regulatory, administrative and judicial proceedings as necessary or relevant including enforcement proceedings relating to the Loan Documents, and to any prospective assignee or permitted pledgee of or participant in a Lender's interest under this Agreement or any prospective purchaser of the assets or a controlling interest in any Lender, provided that such prospective assignee, participant or purchaser first agrees to be bound by the provisions of this
Section 6.3. In connection with disclosures of Confidential Information to any non-governmental third-party, the Lender(s) from whom the same has been requested shall, to the extent feasible and permitted, give prior notice of such request to Borrower; however, neither Agent nor any such Lender shall incur any liability to Borrower for failure to do so. For purposes hereof, "Confidential Information" shall mean all nonpublic information obtained by Agent or Lenders, unless and until such information becomes publicly known, other than as a result of unauthorized disclosure by Agent or Lenders of such information.


                                   ARTICLE VII
                                   -----------

                              AFFIRMATIVE COVENANTS
                              ---------------------

        Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

    7.1 Existence. Borrower shall at all times maintain its existence as a corporation and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises does not have a Material Adverse Effect on Borrower.

    7.2 Qualification. Borrower shall qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect on Borrower.

    7.3 Compliance with Laws, Etc. Borrower shall (i) comply with all Requirements of Law, and all restrictive covenants affecting Borrower or the properties, performance, prospects, assets or operations of Borrower, and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on Borrower.

    7.4 Payment of Taxes and Claims. Borrower shall pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on Borrower, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to Borrower, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of Borrower's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto.

    7.5 Maintenance of Properties; Insurance. Borrower shall maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its Properties and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower shall maintain commercially reasonable and appropriate amounts of fire and extended coverage and liability insurance, which insurance shall include in any event:

        (a) with respect to each Property: (i) property and casualty insurance (including coverage for flood and water damage for any Property located within a 100-year flood plain) in an amount not less than the replacement costs of the improvements thereon, and (ii) loss of rental insurance income in an amount not less than one year's gross revenues of such Property; and

        (b) comprehensive general liability insurance in an amount not less than $20,000,000 per occurrence.

At the request of Agent, Borrower shall provide, as to each Unencumbered Pool Property evidence of insurance, including certificates of insurance and binders.

    7.6 Inspection of Property; Books and Records; Discussions. Borrower shall permit, and shall cause each of its Subsidiaries to permit, any authorized representative(s) designated by any Lender to visit and inspect any of its properties, to inspect financial and accounting records and leases, and to make copies and take extracts therefrom, all at such times during normal business hours and as often as any Lender may reasonably request. In connection therewith, Borrower shall pay all expenses of the types described in Section
12.1. Borrower will keep proper books of record and account in which entries, in conformity with GAAP and as otherwise required by this Agreement and applicable Requirements of Law, shall be made of all dealings and transactions in relation to its businesses and activities and as otherwise required under Section 6.1.

    7.7 Maintenance of Permits, Etc. Borrower will maintain in full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect on Borrower; and notify Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any material Permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right.

    7.8 Conduct of Business. Except for Permitted Investments pursuant to
Section 9.8 and Investments in cash and Cash Equivalents, Borrower and its Subsidiaries shall engage only in the business of direct ownership, operation and development of Apartment Properties, Industrial Properties and Business Park Properties of the same general type as owned by such Persons as of the Closing Date in California, Washington and Nevada, and any other business activities of Borrower and its Subsidiaries will remain incidental thereto.

    7.9 Use of Proceeds. Borrower shall use the proceeds of the Loans only for pre-development costs, development and construction costs, acquisitions, working capital, equity Investments, capital expenditures, and repayment of Indebtedness (including the Indebtedness referred to in Section 4.1.17), including required interest and/or principal payments thereon.

    7.10 Securities Law Compliance. Borrower shall comply in all material respects with all rules and regulations of the Commission and file all reports required by the Commission relating to Borrower's publicly held Securities.

    7.11 Continued Status as a REIT; Prohibited Transactions. Borrower (i) will continue to be a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) will not revoke its election to be a real estate investment trust, (iii) will not engage in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), and (iv) will continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Internal Revenue Code.

    7.12 Listed Company. The common stock of Borrower shall at all times be listed for trading and be traded on the New York Stock Exchange or the American Stock Exchange.

    7.13 Construction in Process: Borrower shall continuously and diligently pursue the expeditious completion of all Construction in Process and shall promptly notify Agent in writing of any interruption thereof on any Property for a continuous period in excess of thirty (30) days, which notice shall include the reason for such interruption and the anticipated date for resumption and completion of such Construction in Process.

    7.14 With Respect to Guarantor Subsidiaries:.

        7.14.1 Existence. Borrower will cause each Guarantor Subsidiary at all times to maintain its existence as a Partnership or corporation, as the case may be, and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises would not have a Material Adverse Effect on such Guarantor Subsidiary. Borrower will cause each Guarantor Subsidiary to be owned and continue to be owned, directly or indirectly, only by Borrower.

        7.14.2 Qualification, Name. Borrower will cause each Guarantor Subsidiary to qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect on such Guarantor Subsidiary.

        7.14.3 Compliance with Laws, Etc. Borrower will cause each Guarantor Subsidiary to (i) comply with all Requirements of Law, and all restrictive covenants affecting such Guarantor Subsidiary or the properties, performance, prospects, assets or operations of such Guarantor Subsidiary, and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on such Guarantor Subsidiary.

        7.14.4 Payment of Taxes and Claims. Borrower will cause each Guarantor Subsidiary to pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on such Guarantor Subsidiary, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to such Guarantor Subsidiary, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of such Guarantor Subsidiary's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto.

        7.14.5 Material Contracts. Borrower will cause each Guarantor Subsidiary to perform all of its obligations under its leases and agreements except where the failure to perform such obligations will not have a Material Adverse Effect on such Guarantor Subsidiary.

        7.14.6 Maintenance of Permits, Etc. Borrower will cause each Guarantor Subsidiary to maintain in full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing will not have a Material Adverse Effect on such Guarantor Subsidiary; and Borrower shall notify Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any material Permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right.

        7.14.7 Conduct of Business. Each Guarantor Subsidiary shall continue to be a single purpose, Partnership or corporation with its sole business being owning, operating and developing the Unencumbered Pool Properties owned by it.

    7.15 Indemnity of Guarantor Subsidiaries. Borrower shall indemnify and hold harmless each Guarantor Subsidiary from and against any liability (in the form of indebtedness repaid to Lenders in respect of the Borrower's Obligations, including (if applicable) by way of foreclosure on any collateral in which such Guarantor Subsidiary may at any time hereafter grant to Lenders a security interest) in excess of the benefit realized by such Guarantor Subsidiary from the proceeds of the Loan. As between Borrower and each Guarantor Subsidiary, Borrower shall be responsible to reimburse each Guarantor Subsidiary in respect of amounts paid by such Guarantor Subsidiary under its guaranty of Borrower's obligations under the Loan Documents to the end that Borrower, and each Guarantor Subsidiary, ultimately bears the burden of payment of its respective share of such obligations. Borrower's obligations to Guarantor Subsidiaries under this section shall be subordinated to its obligations to Lenders as provided in the Guaranties.

    7.16 Year 2000 Compliance. Borrower shall ensure that the following properties and entities are Year 2000 Compliant in a timely fashion, but in no event later than December 31, 1999: (i) any Property owned by Borrower, any Subsidiary or any Effectively Controlled Investment Partnership; (ii) Borrower, any Subsidiary and any Effectively Controlled Investment Partnership; (iii) any other major commercial properties and entities in which Borrower holds an interest; (iv) any major tenants or other major entities from which Borrower receives payments (other than Agent and Lenders); and (v) any major contractors, suppliers or service providers or other major entities from which Borrower receives payments. As used in this Section 7.16, "major" shall mean properties or entities the failure of which to be Year 2000 Compliant would have a Material Adverse Effect on Borrower. The term "Year 2000 Compliant" shall mean, in regard to any property or entity, that all software, hardware, equipment, goods or systems utilized by or material to the physical operations, business operations, or financial reporting of such property or entity (collectively, the "Systems") will properly perform date sensitive functions before, during and after the year 2000. In furtherance of this covenant, Borrower shall, without limitation, perform a comprehensive review and assessment of all Systems of Borrower and any Property owned by Borrower, a Subsidiary or Effectively Controlled Investment Partnership, and shall adopt a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. Borrower shall, within thirty (30) days of the written request of Agent, provide Lenders with such certifications or other evidence of Borrower's compliance with the terms of this
Section 7.16 as Agent or any Lender may from time to time reasonably require.


                                  ARTICLE VIII
                                  ------------

                               NEGATIVE COVENANTS
                               ------------------

        Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

    8.1 Liens, Transfers, Fundamental Changes: Borrower shall not:

        8.1.1 Liens. (i) Directly or indirectly create, incur, assume or permit to exist any Lien, except for Permitted Liens, on or with respect to all or any portion of any Unencumbered Pool Property; or (ii) directly or indirectly create, assume or permit to exist any Negative Pledge with respect to any Unencumbered Pool Property.

        8.1.2 Transfers of Unencumbered Pool Property. Transfer, directly or indirectly, all or any interest in any Unencumbered Pool Property.

        8.1.3 Restrictions on Fundamental Changes.

                (a) (i) Enter into, or permit any Subsidiary to enter into, any merger or consolidation or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (ii) except (A) with the prior written consent of Requisite Lenders (which consent shall not be unreasonably withheld, but which may be conditioned, among other things, upon Borrower's delivery to Agent of a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance, after giving effect to such proposed transaction(s), with the covenants contained in Section 8.4 and Article IX), and (B) under circumstances such that, immediately following consummation thereof, no Unmatured Event of Default or Event of Default exists, make any material investment, acquisition, asset purchase, or similar transaction (either as a single transaction or a related series of transactions). Notwithstanding anything to the contrary contained herein, Borrower may, without the prior written consent of Requisite Lenders and provided that no Unmatured Event of Default or Event of Default then exists, or would be caused thereby, liquidate a Subsidiary or enter into a merger or consolidation (1) of a Subsidiary into Borrower or another wholly-owned Subsidiary of Borrower, pursuant to which Borrower or such wholly-owned Subsidiary is the surviving corporation or (2) with any Person so long as (A) such merger or consolidation is not material, (B) Borrower is the surviving corporation and (C) Borrower delivers to Agent, not later than five (5) Business Days prior to such merger or consolidation, a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance, after giving effect to such transaction, with the covenants contained in Section 8.4 and
        Article IX. For purposes of this Section 8.1.3, any investment, acquisition, asset purchase, merger or similar transaction shall be considered "material" if it involves assets exceeding twenty-five percent (25%) of Borrower's assets (as existing prior to giving effect to such transaction), determined on a consolidated basis and in accordance with GAAP.

                (b) Change, or permit any Subsidiary to change, its Fiscal Year;

                (c) Except for Permitted Investments, engage (or permit any Subsidiary to engage) in any line of business other than as expressly permitted under Section 7.8; or

                (d) Create or acquire any Subsidiary, except in accordance with the limitations set forth in Section 9.8.

        8.1.4 ERISA. Permit any ERISA Affiliate of Borrower to do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in a Material Adverse Effect on Borrower:

                (a) Engage, or knowingly permit an ERISA Affiliate of Borrower to engage, in any prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Internal Revenue Code which is not exempt under Section 407 or 408 of ERISA or Section 4975(d) of the Internal Revenue Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;

                (b) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue
        Code), whether or not waived;

                (c) Fail, or permit an ERISA Affiliate of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower;

                (d) Terminate, or permit an ERISA Affiliate of Borrower to terminate, any Benefit Plan which would result in any liability of Borrower or any ERISA Affiliate of Borrower under Title IV of ERISA; or

                (e) Fail, or permit any ERISA Affiliate of Borrower to fail, to pay any required installment under section (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment, if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower.

    8.2 Amendment of Constituent Documents. Except for any such amendment that is required (i) under any Requirement of Law imposed by any Governmental Authority or (ii) in order to maintain compliance with Section 7.11: Borrower shall not, and shall not permit any Guarantor Subsidiary to, amend its articles of incorporation or by-laws or other charter documents except (x) upon at least ten (10) Business Days' prior written notice to Agent, and (y) if Agent notifies Borrower within such 10-Business Day period that such amendment is, in Agent's reasonable judgment, an amendment that reasonably could be expected to have a material adverse effect on any rights of Lenders or of Borrower's or such Guarantor Subsidiary's ability to perform under the Loan Documents, with the prior written consent of Requisite Lenders.

    8.3 Margin Regulations. No portion of the proceeds of any Loans shall be used in any manner which would cause the extension of credit or the application of such proceeds to violate Regulation G, U or X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the applicable Funding Date.

    8.4 Management. Glenn Carpenter shall not cease to be active on a full time, continuous basis in the senior management of Borrower (the occurrence of such an event, a "Discontinuity in Management"); provided that, if the death, incapacity, resignation or dismissal of Glenn Carpenter results in a Discontinuity in Management, Borrower shall have up to one hundred eighty (180) days to obtain the approval of Requisite Lenders, which approval shall not unreasonably be withheld, to one or more additional executives, such that the remaining and new management executives, as a group, have substantial and sufficient knowledge, experience and capabilities in the management of a publicly held company engaged in the operation of a multi-asset real estate business of the type engaged in by Borrower. In the event Borrower shall fail to obtain approval of Requisite Lenders as aforesaid within said 180-day period, then Borrower shall, at the election and upon the demand of Requisite Lenders, pay in full all Obligations under the Loan Documents not later than thirty (30) days after the end of such 180-day period, whereupon this Agreement and all Commitments hereunder shall be terminated. Upon the occurrence of a Discontinuity in Management, no further Borrowings shall be permitted until Borrower shall have obtained approval of Requisite Lenders under this Section 8.4, or unless otherwise agreed to by Requisite Lenders.

    8.5 Borrower to Remain a Listed REIT. Borrower shall at no time (i) cease to be a listed company on either the New York Stock Exchange or the American Stock Exchange, or (ii) cease to be a qualified real estate investment trust in the manner referred to in Section 5.27.

    8.6 Major Agreements. Neither Borrower nor any Guarantor Subsidiary shall
(a) amend any Eligible Ground Lease in a manner which causes such Eligible Ground Lease to cease to qualify as an Eligible Ground Lease pursuant to the terms of this Agreement or (b) amend any Grandfathered Ground Lease without the prior consent of Requisite Lenders, which consent shall not be unreasonably withheld. Neither Borrower nor any Subsidiary shall terminate any other Major Agreement except upon ten (10) Business Days' prior written notice to Agent. Borrower shall, promptly upon entering into any modification of a Major Agreement, provide Agent with a copy of such modification.

    8.7 With Respect to Each Guarantor Subsidiary:

        8.7.1 No Guarantor Subsidiary shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any unsecured Indebtedness, except its guaranty of the Obligations and trade debt incurred in the ordinary course of business.

        8.7.2 No Guarantor Subsidiary shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Unencumbered Pool Property owned by it, except Permitted Liens.

        8.7.3 There shall be no change in the ownership interests of any Guarantor Subsidiary.


                                   ARTICLE IX
                                   ----------

                               FINANCIAL COVENANTS
                               -------------------

        Borrower covenants and agrees that, on and after the date of this Agreement and until payment in full of all the Obligations, the expiration of all Commitments and the termination of this Agreement:

    9.1 Minimum Net Worth. Borrower will maintain a Net Worth of not less than Three Hundred Fifty Million Dollars ($350,000,000) plus ninety percent (90%) of Net Offering Proceeds received by Borrower after the December 31, 1997.

    9.2 Leverage Ratio. The Leverage Ratio shall not exceed (a) at any time prior to the last day of the fourth Fiscal Quarter to commence on or after the Closing Date, 0.55:1; and (b) at any time on or after the last day of the fourth Fiscal Quarter to commence on or after the Closing Date, 0.50:1.

    9.3 Secured Debt to Gross Asset Value Ratio. The ratio of Secured Borrower Debt to Gross Asset Value shall not exceed (a) at any time prior to the last day of the fourth Fiscal Quarter to commence on or after the Closing Date, 0.40:1; and (b) at any time on or after the last day of the fourth Fiscal Quarter to commence on or after the Closing Date, 0.35:1.

    9.4 EBITDA to Interest Expense Ratio. The ratio of EBITDA to Interest Expense shall not be less than 2.00:1.

    9.5 EBITDA to Debt Service and Capital Expenditures Ratio. The ratio of EBITDA to the sum of Debt Service and Capital Expenditures shall not be less than 1.75:1.

    9.6 Unencumbered NOI to Unsecured Interest Expense Ratio. The ratio of Unencumbered NOI to Unsecured Interest Expense shall not be less than 1.75:1.

    9.7 Distributions.

        9.7.1 Subject to Section 9.7.2, aggregate distributions to shareholders of Borrower and holders of any equity interest in any Subsidiary of Borrower in any Fiscal Quarter shall not exceed ninety-five percent (95%) of Funds From Operations for such Fiscal Quarter. For purposes of this Section 9.7, the term "distributions" shall mean and include all dividends and other distributions to, and the repurchase of stock or other equity interests from, the holder of any equity interests in Borrower or any Subsidiary of Borrower.

        9.7.2 No distributions shall be made during the continuance of any Event of Default arising out of Borrower's failure to pay any of the Obligations when due (a "Monetary Default"). Aggregate distributions during the continuance of any Event of Default other than a Monetary Default shall not exceed the lesser of (i) the aggregate amount permitted to be made during the continuance thereof under Section 9.7.1, and (ii) the minimum amount that Borrower must distribute to its shareholders in order to maintain compliance with Section 7.11.

    9.8 Permitted Investments, Etc.

        9.8.1 Notwithstanding the limitations set forth in Section 7.8, Borrower may make the following Permitted Investments, so long as (i) the aggregate amount of all Permitted Investments under this Section 9.8.1 does not exceed, at any time, twenty-five percent (25%) of Borrower's Gross Asset Value, and (ii) the aggregate amount of each of the following categories of Permitted Investments does not exceed the specified percentage of Borrower's Gross Asset Value, in each case as of the date made:

                                                          Maximum Percentage
                                                           of  Gross Asset
        Permitted Investment                                     Value
        --------------------                                     -----
        Land:                                                      5%
        Securities:                                               10%
        Investment Mortgages:                                     10%
        Investment Partnerships:                                  10%
        Non-Core Properties:                                      10%

For purposes of calculating compliance with the foregoing: (1) (i) the amount of each Investment in an Investment Partnership (other than an Effectively Controlled Investment Partnership), a Security, an Investment Mortgage, a Non-Core Property or Land, will be deemed to be the lesser of the original Acquisition Price thereof or the amount at which such asset is carried on Borrower's books, and (ii) holdings in each Effectively Controlled Investment Partnership shall be valued as described in the definition of "Gross Asset Value," based on the underlying Properties held by such Effectively Controlled Investment Partnership; and (2) in the case of each Investment in Land, Investment Mortgages, Non-Core Properties and Investment Partnerships, the nature of each underlying real property asset and the conduct of business in respect thereof shall in all respects comply with the limitations set forth in
Section 7.8.

        9.8.2 In addition:

                (a) at no time shall the sum of (i) the percentage of Borrower's Gross Asset Value attributable to assets held in Subsidiaries (defined in accordance with the definition of "Gross Asset Value"), plus (ii) the value of Borrower's interests in Investment Partnerships (determined in accordance with Section 9.8.1), expressed as a percentage of Borrower's Gross Asset Value, exceed twenty percent (20%); and

                (b) at no time shall the percentage of Borrower's Gross Asset Value attributable to Construction in Process exceed fifteen percent (15%).

    9.9 Calculation. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter, but shall be satisfied at all times. For purposes of determining compliance with Sections 9.4, 9.5 and 9.6, the period covered thereby shall be the Fiscal Quarter ending on such last day.

                                    ARTICLE X
                                    ---------

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES
                     --------------------------------------

10.1 Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

        10.1.1 Failure to Make Payments When Due. Borrower or any Guarantor Subsidiary shall fail to pay (i) any amount due on the Termination Date, (ii) any principal when due, (iii) any monthly payment of interest due hereunder on or before the fifteenth calendar day of the month in which such interest first becomes due, or (iv) any other interest on any Loan, or any fee or other amount included within the Obligations, within five (5) days after the same becomes due (and, for purposes of this Section 10.1.1, amounts stated to be payable "immediately" or "upon demand" are due upon demand).

        10.1.2 Distributions. Borrower shall breach any covenant set forth in
Section 7.11 or 9.7.

        10.1.3 Breach of Financial Covenants. (i) Borrower shall fail to satisfy any financial covenant set forth in Article IX (other than the requirements in Section 9.4, 9.5, 9.6 and 9.7) and such failure shall continue for thirty (30) days; or (ii) Borrower shall fail to satisfy any financial covenant set forth in
Section 9.4, 9.5 or 9.6 as of the last day of any Fiscal Quarter and as of the last day of the next calendar month (determined, in the latter case, on the basis of the three-month period ended as of such date).

        10.1.4 Other Defaults. Borrower, or any Guarantor Subsidiary, shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower or such Guarantor Subsidiary under this Agreement or under any of the other Loan Documents (other than as described in any other provision of this Section 10.1), and with respect to agreements, covenants or obligations for which no time period for performance is otherwise provided and for which cure is possible, such failure shall continue for fifteen (15) days after Borrower or such Guarantor Subsidiary knew of such failure (or such lesser period of time as is mandated by applicable Requirements of Law); provided, however, if such failure is not capable of cure within such fifteen (15) day period, but is capable of cure, then if Borrower promptly undertakes action to cure such failure and thereafter diligently prosecutes such cure to completion within forty-five (45) days after Borrower or such Guarantor Subsidiary knew of such failure, then Borrower or such Guarantor Subsidiary, as the case may be, shall not be in default hereunder.

        10.1.5 Breach of Representation or Warranty. Any representation or warranty made or deemed made by Borrower or any Guarantor Subsidiary to Agent or any Lender herein or in any of the other Loan Documents or in any statement, certificate or financial statements at any time given by Borrower pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

        10.1.6 Default as to Other Indebtedness. (i) Borrower or any Subsidiary of Borrower shall have (A) failed to pay when due (beyond any applicable grace period), any amount in respect of any Indebtedness of such Person (other than the Obligations), if the aggregate amount of such other Indebtedness is Two Hundred and Fifty Thousand Dollars ($250,000) or more; or (B) otherwise defaulted (beyond any applicable grace period) under any Indebtedness of such Person (other than the Obligations) if (1) the aggregate amount of such other Indebtedness is One Million Dollars ($1,000,000) or more, and (2) the holder of such Indebtedness has accelerated such Indebtedness; or (ii) any such other Indebtedness shall have otherwise become payable, or be required to be purchased or redeemed, prior to its scheduled maturity; or (iii) the holder(s) of any Lien, in any amount, commence foreclosure of such Lien upon any Property having an aggregate value in excess of Two Hundred Fifty Thousand Dollars ($250,000).

        10.1.7 Involuntary Bankruptcy; Appointment of Receiver, etc.

                (a) An involuntary case shall be commenced against Borrower or any Subsidiary of Borrower and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of any such Person in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

                (b) A decree or order of a court (or courts) having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any Subsidiary of Borrower, or over all or a substantial part of the property of any such Person, shall be entered; or an interim receiver, trustee or other custodian of any such Person or of all or a substantial part of the property of any such Person, shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of any such Person, shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

        10.1.8 Voluntary Bankruptcy; Appointment of Receiver, Etc. Borrower or any Subsidiary of Borrower shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; any such Person shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or Borrower's Board of Directors (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

        10.1.9 Judgments and Attachments. (i) Any money judgment (other than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be entered or filed against Borrower or any Subsidiary of Borrower or their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or (ii) any judgment or order of any court or administrative agency awarding material damages shall be entered against any such Person in any action under the Federal securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any Securities, such judgment or order shall have become final after exhaustion of all available appellate remedies and, in Agent's judgment, the payment of such judgment or order would have a Material Adverse Effect on Borrower.

        10.1.10 Dissolution. Any order, judgment or decree shall be entered against Borrower or any Subsidiary of Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or Borrower or any Subsidiary of Borrower shall otherwise dissolve or cease to exist (except for mergers of Subsidiaries into Borrower pursuant to which Borrower is the surviving corporation, and for voluntary dissolutions of Subsidiaries).

        10.1.11 Validity of Loan Documents; Subordination of Obligations. If for any reason (i) any Loan Document shall cease to be in full force and effect, or
(ii) (A) any Obligation shall be subordinated in right of payment to any other liability of the Borrower or (B) any obligation of a Guarantor Subsidiary under its Guaranty shall be subordinated in right of payment to any other liability of such Guarantor Subsidiary; and, in any such case, such condition or event shall continue for fifteen (15) days after Borrower or any Guarantor Subsidiary knew of such condition or event.

        10.1.12 ERISA Liabilities. Any Termination Event occurs which will or is reasonably likely to subject Borrower or any ERISA Affiliate of Borrower to a liability which Agent reasonably determines will have a Material Adverse Effect on Borrower, or the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and Agent reasonably determines that the business hardship upon which the Section 412(d) waiver was based will or would reasonably be anticipated to subject Borrower or any Subsidiary of Borrower to a liability which Agent determines will have a Material Adverse Effect on Borrower.

        10.1.13 Environmental Liabilities. Borrower or any Subsidiary of Borrower becomes subject to any Liabilities and Costs which Agent reasonably deems to have a Material Adverse Effect on Borrower arising out of or related to
(i) the Release or threatened Release at any Property of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) otherwise any violation of any Environmental Laws.

        10.1.14 Solvency; Material Adverse Change. Borrower or any Subsidiary of Borrower shall cease to be Solvent, or there shall have occurred any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Borrower.

        10.1.15 Guaranties. (a) Any Guarantor Subsidiary shall disavow, or purport to revoke, its obligations under its Guaranty; or (b) any Guaranty shall fail to be valid or enforceable in any material respect.

        An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 12.4.

    10.2 Rights and Remedies.

        10.2.1 Acceleration, Etc.. Upon the occurrence of any Event of Default described in the foregoing Section 10.1.7 or 10.1.8 with respect to Borrower, the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligations of Lenders to make any Loans hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Agent shall, at the request of Requisite Lenders, or may, with the consent of Requisite Lenders, by written notice to Borrower, (i) declare that the


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Commitments are terminated, whereupon the Commitments and the obligation of
Lenders to make any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of, any and all accrued and unpaid interest on the Loans and all of the other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower. Without limiting Agent's authority hereunder, on or after the Termination Date, Agent shall, at the request, or may, with the consent, of Requisite Lenders exercise any or all rights and remedies under the Loan Documents or applicable law. Upon the occurrence of and during the continuance of an Event of Default, Agent shall be entitled to request and receive, by or through Borrower or appropriate legal process, any and all information concerning Borrower, any Subsidiary of Borrower, or any property of Borrower or any Subsidiary of Borrower, which is reasonably available to or obtainable by Borrower.

        10.2.2 Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by Borrower. Borrower also waives, to the extent permitted by law, the benefit of all exemption laws.

        10.2.3 Waivers, Amendments and Remedies. No delay or omission of Agent or Lenders to exercise any right under any Loan Document shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in a writing signed by Agent after obtaining written approval thereof or the signature thereon of those Lenders required to approve such waiver, amendment or other variation, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Agent and Lenders until the Obligations have been paid in full, the Commitments have expired or terminated and this Agreement has been terminated.

    10.3 Rescission. If at any time after acceleration of the maturity of the Loans, Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Unmatured Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12.4, then by written notice to Borrower, Requisite Lenders may elect, in their sole discretion, to


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rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Unmatured Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


                                   ARTICLE XI
                                   ----------

                                AGENCY PROVISIONS
                                -----------------

11.1 Appointment.

        11.1.1 Each Lender hereby (i) designates and appoints Wells Fargo as Agent of such Lender under this Agreement and the Loan Documents, (ii) authorizes and directs Agent to enter into the Loan Documents other than this Agreement for the benefit of Lenders, and (iii) authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto, subject to the limitations referred to in Sections 11.10.1 and 11.10.2. Agent agrees to act as such on the express conditions contained in this Article XI.

        11.1.2 The provisions of this Article XI are solely for the benefit of Agent and Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Sections 11.3, 11.9 and 11.12), provided, however, that the foregoing shall in no way limit Borrower's obligations under this Article XI. In performing its functions and duties under this Agreement, Agent shall act solely as Agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person.

    11.2 Nature of Duties. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be administrative in nature. Subject to the provisions of Sections 11.5 and 11.7, Agent shall administer the Loans in the same manner as it administers its own loans. Promptly following the effectiveness of this Agreement, Agent shall send to each Lender its originally executed Note and the executed original, to the extent the same are available in sufficient numbers, of each other Loan Document other than the Notes in favor of other Lenders and filed or recorded security document or instruments, if any, with the latter to


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be held and retained by Agent for the benefit of all Lenders. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent any obligation in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower and each Unencumbered Pool Property in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of Borrower and each Guarantor Subsidiary, and, except as specifically provided herein, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

    11.3 Loan Disbursements.

        11.3.1 Not later than 1:00 p.m. (Pacific Coast time) on the same Business Day following receipt of a Notice of Borrowing, Agent shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed Borrowing and the Funding Date. Except with respect to Swing Line Borrowings to be funded by Agent pursuant to Section 2.1.1(b)(ii), each Lender shall make available to Agent (or the funding bank or entity designated by Agent), the amount of such Lender's Pro Rata Share of such Borrowing in immediately available funds not later than the times designated in Section
11.3.2. Unless Agent shall have been notified by any Lender prior to such time for funding in respect of any Borrowing that such Lender does not intend to make available to Agent such Lender's Pro Rata Share of such Borrowing, Agent may assume that such Lender has made such amount available to Agent. In any case where a Lender does not for any reason make available to Agent such Lender's Pro Rata Share of such Borrowing, Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender's Pro Rata Share of such Borrowing; provided, however, that Agent shall first have obtained Borrower's concurrence in such funding by Agent if the same is to be made later than the Funding Date for the subject Borrowing. If the amount so funded by Agent is not in fact made available to Agent by the responsible Lender, then Borrower agrees to repay to Agent such amount, together with interest thereon at the Base Rate for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, not later than three (3) Business Days following Agent's demand to Borrower that such repayment be made. In addition, such Lender agrees to pay to Agent forthwith on demand such corresponding amount, together with interest thereon at the Federal Funds Rate. If such Lender shall pay to Agent such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such


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Borrowing, and if both such Lender and Borrower shall have paid and repaid, respectively, such corresponding amount, Agent shall promptly return to Borrower such corresponding amount in same day funds; interest paid by Borrower in respect of such corresponding amount shall be prorated, as of the date of payment thereof by such Lender to Agent. In the event that Agent shall not have funded such Lender's Pro Rata Share under this Section 11.3.1, then Borrower shall not be obligated to accept a late funding of such Lender's Pro Rata Share if such funding is made more than two (2) Business Days following the applicable Funding Date. If Borrower declines to accept such delinquent funding, Agent shall promptly return to such Lender the amount of such funding. Nothing in this
Section 11.3.1 shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Loan.

        11.3.2 Requests by Agent for funding by Lenders of Loans will be made by telecopy. Each Lender shall make the amount of its Loan available to Agent in Dollars and in immediately available funds, to such bank and account, in El Segundo, California (or to such bank and account in such other place within the United States) as Agent may designate, not later than 10:00 a.m. (Pacific Coast time) on the Funding Date designated in the Notice of Borrowing with respect to such Loan, but in no event earlier than two (2) Business Days following Lender's receipt of the applicable Notice of Borrowing.

        11.3.3 If (a) as of 10:00 a.m. (Pacific Coast time) on the second (2nd) Business Day after the Swing Line Lender has funded any Swing Line Borrowing (the date such Swing Line Borrowing was funded, the "Swing Line Funding Date"), Borrower has neither (i) repaid such Swing Line Borrowing in full, nor (ii) notified the Swing Line Lender in writing that Borrower intends to repay such Swing Line Borrowing in full on the next Business Day, nor (iii) timely delivered a Notice of Borrowing requesting a proposed Funding Date, no later than the third (3rd) Business Day after such Swing Line Funding Date, with respect to a Loan in a principal amount sufficient to repay such Swing Line Borrowing in full; or (b) as of 11:00 a.m. (Pacific Coast time) on the third
(3rd) Business Day after such Swing Line Funding Date, (i) Borrower has not repaid such Swing Line Borrowing in full, or (ii) the conditions precedent to any requested Loan the proceeds of which were to have been used (in whole or in part) to repay such Swing Line Borrowing have not been satisfied; or (c) at any time prior to the repayment of any Swing Line Borrowing, an Event of Default shall have occurred or the Loans shall be accelerated, or the Termination Date shall occur, for any reason whatsoever: (1) the Swing Line Lender shall promptly (or, if an Event of Default has occurred but the Loans have not been accelerated and the Termination Date has not occurred, may) notify each Lender by telephone (confirmed promptly by telex, facsimile transmission or cable), telex, facsimile transmission, or cable of the amount of such Swing Line Borrowing; and (2) each Lender


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shall (subject to the limitation that no Lender shall be required to fund any
Loan that would cause its Loans to exceed such Lender's Commitment), (A) in a case described in clause (a) of this Section 11.3.3, before 10:00 a.m. (Pacific Coast time) on the next Business Day, or (B) in a case described in clause (b) or clause (c) of this Section 11.3.3, before 12:00 noon (Pacific Coast time) on the date of such notice, pay to the Swing Line Lender, to such bank and account in El Segundo, California (or to such bank and account in such other place within the United States) as the Swing Line Lender may designate, in immediately available funds, such Lender's Pro Rata Share of the principal amount of such Swing Line Borrowing. Upon such funding, each Lender shall be deemed to have acquired from the Swing Line Lender (and the Swing Line Lender shall be deemed to have assigned to each such Lender) a percentage interest in such Swing Line Borrowing equal to such Lender's Pro Rata Share, and, for purposes of determining the availability of Swing Line Borrowings or Loans, such Swing Line Borrowing shall be deemed a Loan (and no longer a Swing Line Borrowing); provided that the obligations of the Lenders under this Section 11.3.3 shall not be subject to the notice or amount requirements, or to satisfaction of conditions precedent, otherwise applicable to the making of Loans. Each Lender's obligation to fund, and to purchase from the Swing Line Lender, its Pro Rata Share of a Swing Line Borrowing pursuant to this Section 11.3.3 shall be absolute and unconditional under any and all circumstances (including, without limitation, irrespective of any intervening bankruptcy of Borrower or acceleration of the Loans). It is not the parties' intent that the obligations of the Lenders under this Section 11.3.3 constitute guaranties or obligations of suretyship. If and to the extent, however, that the obligations of any Lender under this Section 11.3.3 are determined to be those of a guarantor or surety, such Lender, with full knowledge of the consequences thereof, hereby expressly waives the benefit of each and every right or defense of a guarantor or surety the effect of which would relieve such Lender of all or any portion of its obligations under this Section 11.3.3. In the event that any Lender fails to pay to the Swing Line Lender when due any amount it is required to fund under this
Section 11.3.3, such Lender and Borrower severally agree to pay to the Swing Line Lender, on demand, the amount such Lender has failed to so pay, together with interest thereon for each day from the date on which such payment was due until the date such amount is repaid to the Agent, at (p) in the case of Borrower, the Base Rate, or (q) in the case of such Lender, the Federal Funds Rate.

        11.3.4 Nothing in this Section 11.3 shall be deemed to relieve any Lender of its obligation (subject only to Section 2.1.1(b) in respect of the funding of Swing Line Borrowings) hereunder to make its Pro Rata Share of Loans on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to make any Loan hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Loan.

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    11.4 Distribution and Apportionment of Payments.

        11.4.1 Subject to Section 11.4.2, payments actually received by Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Agent, but in any event within two (2) Business Days, provided that Agent shall pay to Lenders interest thereon, at the lesser of (i) Federal Funds Rate and (ii) the rate of interest applicable to such Loans, from the Business Day following receipt of such funds by Agent until such funds are paid in immediately available funds to Lenders. Subject to Section 11.4.2, all payments of principal and interest in respect of outstanding Loans, all payments of the fees described in this Agreement (except those fees due Agent from Borrower as referred to in Sections 2.5.2 and 4.1.11), and all payments in respect of any other Obligations shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Agent shall promptly distribute, but in any event within two
(2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with Section 12.4, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Agent for the account of Lenders shall not constitute property or assets of Agent and shall be held by Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents.

        11.4.2 Notwithstanding any provision hereof to the contrary: (a) The Unused Facility Fee shall be apportioned among the Lenders in proportion to the actual daily unused portions of their respective Commitments (treating Swing Line Borrowings, for such purpose, as usage of Agent's Commitment above); and
(b) until such time as a Defaulting Lender has funded its Pro Rata Share of a Loan which was previously a Non Pro Rata Loan, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non Pro Rata Loan, all of the Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non Pro Rata Loans in which the Defaulting


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Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrower and otherwise due to be applied to the Obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Agent to the other Lenders in accordance with their respective Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting Lender's Commitment), until all Senior Loans have been paid in full. This provision governs only the relationship among Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. No Unused Facility Fee shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Loans or reimburse Agent for any Liabilities and Costs as herein provided until such failure has been cured, and Agent shall be entitled to (1) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (2) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

    11.5 Rights, Exculpation, Etc. Neither Agent, any Affiliate of Agent, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable for its gross negligence or willful misconduct, or willful misconduct in the performance of its express obligations hereunder. In the absence of gross negligence or willful misconduct, Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 11.4, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this


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Agreement or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of Borrower or any of its Affiliates. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of Borrower or any of its Affiliates, or the existence or possible existence of any Unmatured Event of Default or Event of Default.

    11.6 Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountant and other experts selected by it.

    11.7 Indemnification. To the extent that Agent is not reimbursed and indemnified by Borrower, Lenders will reimburse, within ten (10) Business Days after notice from Agent, and indemnify and defend Agent for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent or under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; provided that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent's gross negligence or willful misconduct or in respect of normal administrative costs and expenses incurred by Agent (prior to any Event of Default or any Unmatured Event of Default) in connection with its performance of administrative duties under this Agreement and the other Loan Documents. The obligations of Lenders under this Section 11.7 shall survive the payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Agent to Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Agent for all such amounts. Notwithstanding the foregoing, Agent shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by Agent before they are incurred or made payable.

    11.8 Agent Individually. With respect to its Pro Rata Share of the Commitments hereunder and the Loans made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" or


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any similar terms may include Agent in its individual capacity as a Lender or one of the Requisite Lenders, but Requisite Lenders shall not include Agent solely in its capacity as Agent and need not necessarily include Agent in its capacity as a Lender. Agent and any Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any of its Affiliates as if it were not acting as Agent or Lender pursuant hereto.

    11.9 Successor Agent; Resignation of Agent; Removal of Agent.

        11.9.1 Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Lenders and Borrower, and shall automatically cease to be Agent hereunder in the event a petition in bankruptcy shall be filed by or against Agent or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of Agent or Agent's interests under the Facility. Further, Requisite Lenders may remove Agent at any time, for good cause, by giving at least thirty (30) Business Days' prior written notice to Agent, Borrower and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor Agent of appointment pursuant to
Section 11.9.2 or 11.9.3; concurrent with the effectiveness of such appointment, Borrower shall pay to the retiring or removed Agent any accrued and unpaid agency fee, or Agent shall refund to Borrower any prepaid agency fee, in each case prorated to the effective date of such appointment of a successor Agent.

        11.9.2 Upon any such notice of resignation by or removal of Agent, Requisite Lenders shall appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld or delayed and which consent shall not be required if there shall then exist any Event of Default. Any successor Agent must be a bank (i) the senior debt obligations of which (or such bank's parent's senior unsecured debt obligations) are rated not less than BBB/Baa2 by Moody's or Standard & Poor's and (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000). Such successor Agent shall separately confirm in writing with Borrower the fee to be paid to such Agent pursuant to Section 2.5.2.

        11.9.3 If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring or removed Agent, with (unless an Event of Default has occurred and is continuing) the consent of Borrower (which may not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall meet the requirements described in Section 11.9.2 and who shall serve as Agent until such time, if any, as Requisite Lenders, with the consent of Borrower, appoint a successor Agent as provided above. Each successor Agent appointed pursuant to this Section 11.9 shall concurrently assume the rights and obligations of the Swing Line Lender under this


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Agreement (including the Swing Line Lender's commitment to fund Swing Line
Borrowings and its interest in outstanding advances under the Swing Line). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and Swing Line Lender, and the retiring Agent and Swing Line Lender shall be discharged from its duties and obligations under this Agreement. Notwithstanding any provision of Section 11.12 to the contrary, the commitment of the Swing Line Lender to fund Swing Line Borrowings and the Swing Line Lender's interest in outstanding Swing Line Borrowings may not be assigned to any Person other than a Person who concurrently becomes both a successor Agent pursuant to this Section 11.9 and the Swing Line Lender.

    11.10 Consent and Approvals.

        11.10.1 Each of the following shall require the approval or consent of Requisite Lenders:

                (a) Approval of each new Unencumbered Pool Property (Section
        3.1);

                (b) Approval of any material amendment of organizational documents (Section 8.2);

                (c) Approval of certain changes in management;

                (d) Acceleration following an Event of Default (Section 10.2.1) or rescission of such acceleration (Section 10.3);

                (e) Approval of the exercise of rights and remedies under the Loan Documents following an Event of Default (Section 10.2.1);

                (f) Removal of Agent and appointment of a successor (Section 11.9);

                (g) Approval of certain changes in GAAP affecting calculation of financial covenants (Section 12.3);

                (h) Except as referred to in Section 11.10.2 or 11.11.1, approval of any amendment, modification or termination of this Agreement, or waiver of any provision herein (Section 12.4);

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                (i) Approval of any waiver of late charge pursuant to Section
        2.4.5 for late payments by Borrower in excess of two (2) times in any twelve (12) month period;

                (j) Approval of any modification to a Grandfathered Ground Lease (Section 8.6); and

                (k) Approval of any Guarantor Subsidiary (Section 3.1).

        11.10.2 Each amendment, modification or waiver specifically enumerated in Section 12.4.1 shall require the consent of all Lenders. Each amendment, modification or waiver specifically enumerated in Section 12.4.2 shall require the consent of Agent and Requisite Lenders.

        11.10.3 In addition to the required consents or approvals referred to in
Section 11.10.1, Agent may at any time request instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Agent is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. Agent shall promptly notify each Lender at any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

        11.10.4 Each Lender agrees that any action taken by Agent at the direction or with the consent of Requisite Lenders in accordance with the provisions of this Agreement or any Loan Document, and the exercise by Agent at the direction or with the consent of Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from Agent to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender,
(ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the


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extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent that it objects to the recommendation or determination of Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Requisite Lenders or all Lenders, Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent or such other course of action recommended by Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

    11.11 Agency Provisions Relating to Certain Enforcement Actions.

        11.11.1 Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to waive the imposition of late fees provided for in Section 2.4.5 up to a maximum of two (2) times during any calendar year, including any extensions.

        11.11.2 Should Agent (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any of the Loan Documents, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers, court costs and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower; provided that Agent shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between Agent and other Lenders unless Agent shall be the prevailing party in any such dispute. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that in the event Agent determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by Agent.

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    11.12 Assignments and Participations.

        11.12.1 After first obtaining the approval of Agent and (provided that no Event of Default then exists) Borrower, which approval will not be unreasonably withheld, each Lender may assign, to one or more Eligible Assignees, all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment and the Loans owing to it) and other Loan Documents; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and other Loan Documents, and the assignment shall cover the same percentage of such Lender's Commitment and Loans, (ii) unless Agent and Borrower otherwise consent, the aggregate amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than Ten Million Dollars ($10,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000), (iii) after giving effect to such assignment, the aggregate amount of the Commitment retained by the assigning Lender shall in no event be less than Ten Million Dollars ($10,000,000), (iv) at all times prior to its resignation or replacement, Agent's Commitment shall be equal to or exceed the Commitment of each other Lender, (v) the parties to each such assignment shall execute and deliver to Agent, for its approval and acceptance (and, unless an Event of Default has occurred and is continuing, for acknowledgment by Borrower), an Assignment and Assumption, and (vi) Agent shall receive from the assignor a processing fee of Three Thousand Dollars ($3,000). Unless Agent or Borrower (if Borrower's approval is required) gives written notice to the assigning Lender that it objects to the proposed assignment (together with a written explanation of the reasons behind such objection) within ten (10) Business Days following receipt of the assigning Lender's written request for approval of the proposed assignment, Agent or Borrower, as the case may be, shall be deemed to have approved such assignment. Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Assumption, (X) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to (and assumed by) it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder, and (Y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it (and assumed by its assignee) pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.

        11.12.2 By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such


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Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Guarantor Subsidiary or any of Borrower's Affiliates or the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Article V or delivered pursuant to
Article VI to the date of such assignment and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

        11.12.3 Agent shall maintain, at its address referred to on the counterpart signature pages hereof, a copy of each Assignment and Assumption delivered to and accepted by it and shall record in the Loan Account the names and addresses of each Lender and the Commitment of, and principal amount of the Loans owing to, such Lender from time to time. Borrower, Agent and Lenders may treat each Person whose name is recorded in the Loan Account as a Lender hereunder for all purposes of this Agreement.

        11.12.4 Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee, Agent shall, if such Assignment and Assumption has been properly completed and is in substantially the form of Exhibit A, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Loan Account, and (iii) give prompt notice thereof to Borrower (and, unless an Event of Default has occurred and is continuing, obtain Borrower's acknowledgment thereon). Upon request, Borrower will execute and deliver to Agent an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor,


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if such assignor is retaining a portion of its Commitment and Loans) reflecting such assignee's (and assignor's) Pro Rata Share(s) of the Facility. Upon execution and delivery of such replacement promissory notes the original promissory note or notes evidencing all or a portion of the Commitments and Loans being assigned shall be canceled and returned to Borrower.

        11.12.5 Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment and the Loans owing to it) and other Loan Documents; provided, however, that (i) such Lender's obligations under this Agreement (including without limitation its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement, and (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement except for voting rights with respect to (A) increases in the Facility; (B) extensions of the Termination Date, except as provided in Section 2.1.4; and (C) decreases in the interest rates described in this Agreement. No participant shall be entitled to vote on any matter until the Lender with which such participant is participating in the Facility and the Loans confirms such participant's status as a participant hereunder.

        11.12.6 Borrower will use reasonable efforts to cooperate with Agent and Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein.

        11.12.7 Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section 11.12, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder. To facilitate any such pledge or assignment, Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Bank in substantially the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No. 12.

        11.12.8 Anything in this Agreement to the contrary notwithstanding, any Lender may assign all or any portion of its rights and obligations under this Agreement to another branch or Affiliate of such Lender without first obtaining the approval of Agent and Borrower, provided that (i) at the time of such assignment such Lender is not a


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Defaulting Lender, (ii) such Lender gives Agent and Borrower at least fifteen
(15) days' prior written notice of any such assignment, (iii) the parties to each such assignment execute and deliver to Agent an Assignment and Assumption, and (iv) Agent receives from assignor a processing fee of Three Thousand Dollars ($3,000).

        11.12.9 No assignee of any rights and obligations under this Agreement shall be permitted to subassign such rights and obligations.

        11.12.10 No Lender shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to Borrower or any Affiliate of Borrower.

    11.13 Ratable Sharing. Subject to Sections 11.3 and 11.4, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

    11.14 Delivery of Documents. Agent shall as soon as reasonably practicable distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i) copies of all documents to which such Lender is a party or of which such Lender is a beneficiary set forth in Article IV, (as well as an original counterpart of this Agreement and such Lender's original Loan Note),
(ii) all documents of which Agent receives copies


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from Borrower pursuant to Sections 6.1 and 12.6, (iii) all other documents or information which Agent is required to send to Lenders pursuant to the terms of this Agreement, (iv) other information or documents received by Agent at the request of any Lender, and (v) all notices received by Agent pursuant to Section
6.2. In addition, within fifteen (15) Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrower or any Subsidiary or other Affiliate of Borrower, Agent shall deliver such written information or documents to such requesting Lender if Agent has possession of such written information or documents in its capacity as Agent or as a Lender.

    11.15 Notice of Events of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Agent has received notice in writing from a Lender or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of an Unmatured Event of Default or Event of Default. Should Agent receive such notice of the occurrence of an Unmatured Event of Default or Event of Default, or should Agent send Borrower a notice of Unmatured Event of Default or Event of Default, Agent shall promptly give notice thereof to each Lender.


                                   ARTICLE XII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

12.1 Expenses.

        12.1.1 Generally. Borrower agrees upon demand to pay, or reimburse Agent for, all of Agent's external audit, legal, appraisal, valuation and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Agent's internal appraisers, environmental advisors or legal counsel) incurred by Agent at any time (whether prior to, on or after the date of this Agreement) in connection with (i) its own audit and investigation of Borrower and the Unencumbered Pool Properties; (ii) the negotiation, preparation and execution of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) and the other Loan Documents and the making of the Loans; (iii) the review and, if applicable, acceptance of additional Unencumbered Pool Properties, including reasonable attorneys' fees and costs incurred in connection therewith; (iv) administration of this Agreement, the other Loan Documents and the Loans, including, without


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limitation, consultation with attorneys in connection therewith; and (v) the protection, collection or enforcement of any of the Obligations.

        12.1.2 After Event of Default. Borrower further agrees to pay, or reimburse Agent and Lenders, for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Agent or Lenders after the occurrence of an Event of Default (i) in enforcing any Obligation or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower or any of its Affiliates and related to or arising out of the transactions contemplated hereby; or (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise).

    12.2 Indemnity. Borrower further agrees to defend, protect, indemnify and hold harmless Agent, each and all of the Lenders, each of their respective Affiliates and participants and each of the respective officers, directors, employees, agents, attorneys and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) of each of the foregoing (collectively called the "Indemnitees") from and against any and all Liabilities and Costs imposed on, incurred by, or asserted against such Indemnitees (whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or in equity, and based upon contract or otherwise, including any Liabilities and Costs arising as a result of a "prohibited transaction" under ERISA to the extent arising from or in connection with the past, present or future operations of Borrower or its predecessors in interest) in any manner relating to or arising out of this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of and participation in the Loans and the management of the Loans, or the use or intended use of the proceeds of the Loans (collectively, the "Indemnified Matters"); provided, however, that Borrower shall have no obligation to an Indemnitee hereunder with respect to (i) matters for which such Indemnitee has been compensated pursuant to or for which an exemption is provided in Section
2.4.7 or any other provision of this Agreement, and (ii) Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of that Indemnitee or of that Indemnitee's officers, directors, employees, agents, attorneys or consultants, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or


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public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

    12.3 Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Agent pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by Borrower with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Agent and Requisite Lenders, to so reflect such change in accounting principles.

    12.4 Amendments and Waivers. (i) No amendment or modification of any provision of this Agreement shall be effective without the written agreement of Requisite Lenders (after notice to all Lenders) and Borrower (except for amendments to Section 11.4, which do not require the consent of Borrower), and
(ii) no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom (except as expressly provided in Section
11.11.1 with respect to waivers of late fees), shall in any event be effective without the written concurrence of Requisite Lenders (after notice to all Lenders), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that:

        12.4.1 The following amendments, modifications or waivers shall require the consent of all Lenders:

                (a) increasing the Commitments or Lender's Commitments;

                (b) changing the principal amount or final maturity of the Loans except as provided in Section 2.1.4;

                (c) reducing the interest rates applicable to the Loans;

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
                (d) reducing the rates on which fees payable pursuant hereto are determined;

                (e) forgiving or delaying any amount payable or receivable under
        Article II (other than late fees);

                (f) changing the definition of "Requisite Lenders", "Loan Availability", "Pro Rata Shares", "Negative Pledge", "Unencumbered Pool Value" or "Individual UPP Value";

                (g) changing any provision contained in this Section 12.4;

                (h) releasing any obligor under any Loan Document, except that Agent may release the guaranty of any Person if, at the time of such release, such Person owns no Unencumbered Pool Properties and there exists no Unmatured Event of Default or Event of Default; or

                (i) consent to assignment by Borrower of all of its duties and Obligations hereunder pursuant to Section 12.14.

        12.4.2 The following amendments, modifications or waivers shall require the consent of Agent and Requisite Lenders:

                (a) amending the Leverage Ratio that Borrower is required to maintain pursuant to Section 9.2, waiving any failure of Borrower to maintain such ratio or amending the definitions of "Total Liabilities," "Gross Asset Value," "Cash Equivalents," or "EBITDA", or of any defined term used in the definition of "EBITDA"; and

                (b) amending the definition of "Unsecured Liabilities" or "Net Operating Income," or of any defined term used in any of the foregoing definitions, or amending or waiving any portion of Section 2.1.1.

        12.4.3 No amendment, modification, termination or waiver of any provision of Article XI or any other provision referring to Agent shall be effective without the written concurrence of Agent, but only if such amendment, modification, termination or waiver alters the obligations or rights of Agent.

Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance


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with this Section 12.4 shall be binding on each assignee, transferee or recipient of Agent's or any Lender's Commitment under this Agreement or the Loans at the time outstanding.

    12.5 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists, and if a particular action or condition is expressly permitted under any covenant, unless expressly limited to such covenant, the fact that it would not be permitted under the general provisions of another covenant shall not constitute an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

    12.6 Notices and Delivery. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Business Day if such telecopy is received on a non-Business Day or after 5:00 p.m. (at the office of the recipient) on a Business Day) or four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to Agent pursuant to
Article II shall not be effective until received by Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12.6) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All deliveries to be made to Agent for distribution to the Lenders shall be made to Agent at the addresses specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Agent for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Agent in a written notice.

    12.7 Survival of Warranties, Indemnities and Agreements. All agreements, representations, warranties and indemnities made or given herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder and such indemnities shall survive termination hereof.

    12.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be


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construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

    12.9 Payments Set Aside. To the extent that Borrower makes a payment or payments to Agent or the Lenders or Agent or the Lenders exercise their rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

    12.10 Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby, provided, however, that if the rates of interest or any other amount payable hereunder, or the collectibility thereof, are declared to be or become invalid, illegal or unenforceable, Lenders' obligations to make Loans shall not be enforceable.

    12.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

    12.12 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

    12.13 Limitation of Liability. To the extent permitted by applicable law, no claim may be made by Borrower, any Lender or any other Person against Agent or any Lender, or the affiliates, directors, officers, employees, attorneys or agents of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrower and each Lender hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, provided that if a Lender refuses to fund a Loan and a court of competent jurisdiction finds that (a) such refusal was without justification and (b) such Lender's conduct constituted either gross negligence or willful misconduct, such Lender may be liable to Borrower for Borrower's reasonable and foreseeable damages resulting from such refusal to fund.

    12.14 Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Agent and Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Loans and the Commitments of Lenders under this Agreement, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Agent and Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower's rights or any interest therein hereunder, and Borrower's duties and Obligations hereunder, shall not be assigned without the consent of all Lenders.

    12.15 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE, AND ALL JUDICIAL PROCEEDINGS BROUGHT BY BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE, BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION HAVING SITUS WITHIN THE BOUNDARIES OF THE FEDERAL COURT DISTRICT OF THE SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF. BORROWER, AGENT AND LENDERS EACH IRREVOCABLY WAIVES (i) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (ii) ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR

PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

    12.16 Syndication of the Facility. Borrower will use reasonable efforts to cooperate with Agent and Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein. Borrower also agrees to amend this Agreement to add such additional provisions, not materially inconsistent with those herein as of the Closing Date, as Agent may reasonably determine are necessary to facilitate syndication of the Facility, and to refrain from activity in the loan syndication market until Agent has completed the syndication of the Facility or until otherwise agreed in order to assure a clear market for the syndication.

    12.17 Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such together shall constitute but one and the same instrument. This Agreement shall become effective when Borrower, the initial Lenders and Agent have duly executed and delivered execution pages of this Agreement to each other (delivery by Borrower to Lenders and by any Lender to Borrower and any other Lender being deemed to have been made by delivery to Agent). Agent shall send written confirmation of the Closing Date to Borrower and each other Lender promptly following the occurrence thereof. Effective as of the Closing Date, the commitment of Wells Fargo Bank under the Existing Facility shall terminate, and all accrued and unpaid obligations of Borrower under the Existing Facility shall be due and payable in full. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually and directly inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

    12.18 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

    12.19 Entire Agreement. This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Agent (including documents incorporating separate agreements relating to the payment of fees), embodies the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, this Agreement has been duly executed on the date set forth above.


BORROWER:                                   PACIFIC GULF PROPERTIES INC.,
                                            a Maryland corporation,


                                            By
                                              ----------------------------------
                                            Title
                                                 -------------------------------

                                            ADDRESS FOR NOTICE AND DELIVERY:

                                            4220 Von Karman, Second Floor
                                            Newport Beach, CA  92660
                                            Attn:  Donald G. Herrman
                                                   Executive Vice President and
                                                   Chief Financial Officer
                                            Tel:   (714) 223-5000
                                            Fax:   (714) 223-5034

AGENT/LENDER:                               WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION


                                            By
                                              ----------------------------------
                                            Title
                                                 -------------------------------


                                            ADDRESS FOR NOTICE AND DELIVERY:

                                            Real Estate Group
                                            Orange County
                                            2030 Main Street, Suite 800
                                            Irvine, CA  92614
                                            Attn:  Patrick J. Murphy
                                                   Vice President
                                            Tel:   (714) 251-4359
                                            Fax:   (714) 851-9728


                                            Pro Rata Share: 50%
                                            Loan Commitment:$75,000,000

                                            LIBOR OFFICE:
                                            Address:  Real Estate Group
                                            Disbursement Center
                                            2120 East Park Place, Suite 100
                                            El Segundo, CA 90245
                                            Attn:  Cathy Lambert
                                            Telephone:  (310) 335-9433
                                            Telecopy:    (310) 615-1014

OTHER LENDERS:                              DRESDNER BANK AG


                                            By
                                              ----------------------------------
                                            Title
                                                 -------------------------------


                                            ADDRESS FOR NOTICE AND DELIVERY:

                                            Dresdner Bank New York
                                            75 Wall Street
                                            New York, New York 10005-2889
                                            Attn:   Robert Raddington
                                            Tel:    (212) 429-2269
                                            Fax:    (212) 429-2130

                                            Pro Rata Share:   16.66666667%
                                            Loan Commitment:  $25,000,000


                                            KEYBANK, NATIONAL ASSOCIATION


                                            By
                                              ----------------------------------
                                            Title
                                                 -------------------------------


                                            ADDRESS FOR NOTICE AND DELIVERY:

                                            KeyBank N.A.
                                            127 Public Square
                                            Cleveland, Ohio 44114
                                            Attn:   Dawn Murphy
                                            Tel:    (216) 689-3920
                                            Fax:    (216) 689-3566

                                            Pro Rata Share:   16.66666667%
                                            Loan Commitment:  $25,000,000

                                            BANK OF AMERICA NT & SA


                                            By
                                              ----------------------------------
                                            Title
                                                 -------------------------------


                                            ADDRESS FOR NOTICE AND DELIVERY:

                                            Bank of America NT & SA
                                            555 S. Flower Street, 6th Floor
                                            Los Angeles, California 90071
                                            Attn:   Marilyn Harvey
                                            Tel:    (213) 228-4013
                                            Fax:    (213) 228-5389

                                            Pro Rata Share:   16.66666667%
                                            Loan Commitment:  $25,000,000

                                                   EXHIBIT D TO CREDIT AGREEMENT

                                FORM OF LOAN NOTE
                                -----------------

                                                                          ,
                                                                ----------  ----
$
 ---------------

               FOR VALUE RECEIVED, PACIFIC GULF PROPERTIES INC., a Maryland corporation ("BORROWER"), HEREBY PROMISES TO PAY to the order of _______________ ("LENDER") the principal sum of (i) _______________ MILLION Dollars ($_______________), or if less, the aggregate unpaid principal amount of all "LOANS" disbursed by Lender pursuant to Lender's "COMMITMENT" (as such terms are defined in the Credit Agreement dated as of April 9, 1998 (as amended, supplemented or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Lender, certain other Lenders named therein or made parties thereto and Wells Fargo Bank, National Association, as Agent, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.4 of the Credit Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be advances and payments under this Loan Note from time to time, but no advances or payments under this Loan Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Loan Note as to future advances hereunder.

               This Loan Note is one of the Loan Notes referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used in this Loan Note without definition have the same meanings as in the Credit Agreement.

               The principal amount of this Loan Note, unless accelerated in accordance with the Credit Agreement as described below, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Credit Agreement, on the Termination Date. Borrower may make voluntary prepayments of all or a portion of this Loan Note, upon prior written notice, in accordance with the provisions of Section 2.6.1 of the Credit Agreement.

               Interest on the Loans is payable in arrears on the first Business Day of each month during the term of the Credit Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Loan Note. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Credit Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Credit Agreement, as set forth more fully in the Credit Agreement.

               All payments of any amount becoming due under this Loan Note shall be made in the manner provided in the Credit Agreement, in Dollars.

               Upon and after the occurrence of an Event of Default, unless such Event of Default is waived as provided in the Credit Agreement, this Loan Note may, at the option of Requisite Lenders and without demand, notice or legal process of any kind, be declared by

Agent, and in such case immediately shall become, due and payable. Upon and after the occurrence of certain Events of Default, this Loan Note shall, without any action by Lenders and without demand, notice or legal process of any kind, automatically and immediately become due and payable.

               Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower. Subject to the terms of the Credit Agreement, Lender may extend the time of payment of this Loan Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrower's obligations hereunder without affecting or diminishing Lender's right of recourse against Borrower, which right is hereby expressly reserved.

               This Loan Note has been delivered and accepted at Irvine, California. This Loan Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the State of California.

               In no contingency or event whatsoever shall interest charged in respect of the Loans evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall, at Lender's election, either (a) promptly refund such excess interest to Borrower or (b) credit such excess to the principal balance of the Loans. This provision shall control over every other provision of all agreements between Borrower and Lender.

               Whenever possible each provision of this Loan Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Loan Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Loan Note.


                                             PACIFIC GULF PROPERTIES INC., a
                                             Maryland corporation

                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------

                          EXHIBIT C TO CREDIT AGREEMENT

                             COMPLIANCE CERTIFICATE

        This Compliance Certificate is delivered pursuant to the Credit Agreement dated as of April 9, 1998 (as amended, supplemented or restated from time to time, the "Agreement"), among Pacific Gulf Properties Inc., the Persons named therein as Lenders and such other Persons as may become Lenders in accordance with the terms of the Agreement, and Wells Fargo Bank, National Association, as Agent. (All capitalized terms used herein without definitions shall have the meanings given to them in the Agreement.)

        1. The undersigned hereby certifies that (a) the undersigned has reviewed the terms of the Agreement and has made a review of the transactions, financial condition and other affairs of Borrower, each Subsidiary, and any Investment Partnership as of, and during the relevant accounting period ending on, _______________, ____, and (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting an Unmatured Event of Default or an Event of Default except as set forth on Attachment A hereto, which accurately describes the nature of the condition(s) or event(s) that constitute Unmatured Event(s) of Default or Event(s) of Default and the actions which Borrower (is taking) (is planning to take) with respect to such condition(s) or event(s).

        2. The calculations required to establish compliance with each of the provisions of Article IX of the Agreement are attached hereto as Schedule 1.

        3. The management covenant set forth in Section 8.4 of the Agreement is being fully complied with, as confirmed on Schedule 1.

        4. The aggregate outstanding principal amount of the Loans as of the date hereof is equal to or less than Loan Availability.


                                            ------------------------------------
                                            Chief Financial Officer of the REIT

                                            Date:            ,
                                                 ------------  ------

                                    LOAN NOTE
                                    ---------



$75,000,000                                                        April 9, 1998

               FOR VALUE RECEIVED, PACIFIC GULF PROPERTIES INC., a Maryland corporation ("BORROWER"), HEREBY PROMISES TO PAY to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("LENDER") the principal sum of (i) SEVENTY-FIVE MILLION Dollars ($ 75,000,000), or (ii) if less, the aggregate unpaid principal amount of all "LOANS" disbursed by Lender pursuant to Lender's "COMMITMENT" (as such terms are defined in the Credit Agreement dated as of April 9, 1998 (as amended, supplemented or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Lender, certain other Lenders named therein or made parties thereto and Wells Fargo Bank, National Association, as Agent, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.4 of the Credit Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be advances and payments under this Loan Note from time to time, but no advances or payments under this Loan Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Loan Note as to future advances hereunder.

               This Loan Note is one of the Loan Notes referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used in this Loan Note without definition have the same meanings as in the Credit Agreement.

               The principal amount of this Loan Note, unless accelerated in accordance with the Credit Agreement as described below, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Credit Agreement, on the Termination Date. Borrower may make voluntary prepayments of all or a portion of this Loan Note, upon prior written notice, in accordance with the provisions of Section 2.6.1 of the Credit Agreement.

               Interest on the Loans is payable in arrears on the first Business Day of each month during the term of the Credit Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Loan Note. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Credit Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Credit Agreement, as set forth more fully in the Credit Agreement.

               All payments of any amount becoming due under this Loan Note shall be made in the manner provided in the Credit Agreement, in Dollars.

               Upon and after the occurrence of an Event of Default, unless such Event of Default is waived as provided in the Credit Agreement, this Loan Note may, at the option of Requisite Lenders and without demand, notice or legal process of any kind, be declared by

Agent, and in such case immediately shall become, due and payable. Upon and after the occurrence of certain Events of Default, this Loan Note shall, without any action by Lenders and without demand, notice or legal process of any kind, automatically and immediately become due and payable.

               Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower. Subject to the terms of the Credit Agreement, Lender may extend the time of payment of this Loan Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrower's obligations hereunder without affecting or diminishing Lender's right of recourse against Borrower, which right is hereby expressly reserved.

               This Loan Note has been delivered and accepted at Irvine, California. This Loan Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the State of California.

               In no contingency or event whatsoever shall interest charged in respect of the Loans evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall, at Lender's election, either (a) promptly refund such excess interest to Borrower or (b) credit such excess to the principal balance of the Loans. This provision shall control over every other provision of all agreements between Borrower and Lender.

               Whenever possible each provision of this Loan Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Loan Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Loan Note.


                                        PACIFIC GULF PROPERTIES INC., a
                                        Maryland corporation

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                    LOAN NOTE
                                    ---------


$25,000,000                                                        April 9, 1998

               FOR VALUE RECEIVED, PACIFIC GULF PROPERTIES INC., a Maryland corporation ("BORROWER"), HEREBY PROMISES TO PAY to the order of DRESDNER BANK AG ("LENDER") the principal sum of (i) TWENTY-FIVE MILLION Dollars ($ 25,000,000), or (ii) if less, the aggregate unpaid principal amount of all "LOANS" disbursed by Lender pursuant to Lender's "COMMITMENT" (as such terms are defined in the Credit Agreement dated as of April 9, 1998 (as amended, supplemented or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Lender, certain other Lenders named therein or made parties thereto and Wells Fargo Bank, National Association, as Agent, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.4 of the Credit Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be advances and payments under this Loan Note from time to time, but no advances or payments under this Loan Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Loan Note as to future advances hereunder.

               This Loan Note is one of the Loan Notes referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used in this Loan Note without definition have the same meanings as in the Credit Agreement.

               The principal amount of this Loan Note, unless accelerated in accordance with the Credit Agreement as described below, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Credit Agreement, on the Termination Date. Borrower may make voluntary prepayments of all or a portion of this Loan Note, upon prior written notice, in accordance with the provisions of Section 2.6.1 of the Credit Agreement.

               Interest on the Loans is payable in arrears on the first Business Day of each month during the term of the Credit Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Loan Note. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Credit Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Credit Agreement, as set forth more fully in the Credit Agreement.

               All payments of any amount becoming due under this Loan Note shall be made in the manner provided in the Credit Agreement, in Dollars.

               Upon and after the occurrence of an Event of Default, unless such Event of Default is waived as provided in the Credit Agreement, this Loan Note may, at the option of Requisite Lenders and without demand, notice or legal process of any kind, be declared by

Agent, and in such case immediately shall become, due and payable. Upon and after the occurrence of certain Events of Default, this Loan Note shall, without any action by Lenders and without demand, notice or legal process of any kind, automatically and immediately become due and payable.

               Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower. Subject to the terms of the Credit Agreement, Lender may extend the time of payment of this Loan Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrower's obligations hereunder without affecting or diminishing Lender's right of recourse against Borrower, which right is hereby expressly reserved.

               This Loan Note has been delivered and accepted at Irvine, California. This Loan Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the State of California.

               In no contingency or event whatsoever shall interest charged in respect of the Loans evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall, at Lender's election, either (a) promptly refund such excess interest to Borrower or (b) credit such excess to the principal balance of the Loans. This provision shall control over every other provision of all agreements between Borrower and Lender.

               Whenever possible each provision of this Loan Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Loan Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Loan Note.


                                        PACIFIC GULF PROPERTIES INC., a
                                        Maryland corporation

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                    LOAN NOTE
                                    ---------


$25,000,000                                                        April 9, 1998

               FOR VALUE RECEIVED, PACIFIC GULF PROPERTIES INC., a Maryland corporation ("BORROWER"), HEREBY PROMISES TO PAY to the order of BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION ("LENDER") the principal sum of (i) TWENTY-FIVE MILLION Dollars ($ 25,000,000), or (ii) if less, the aggregate unpaid principal amount of all "LOANS" disbursed by Lender pursuant to Lender's "COMMITMENT" (as such terms are defined in the Credit Agreement dated as of April 9, 1998 (as amended, supplemented or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Lender, certain other Lenders named therein or made parties thereto and Wells Fargo Bank, National Association, as Agent, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.4 of the Credit Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be advances and payments under this Loan Note from time to time, but no advances or payments under this Loan Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Loan Note as to future advances hereunder.

               This Loan Note is one of the Loan Notes referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used in this Loan Note without definition have the same meanings as in the Credit Agreement.

               The principal amount of this Loan Note, unless accelerated in accordance with the Credit Agreement as described below, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Credit Agreement, on the Termination Date. Borrower may make voluntary prepayments of all or a portion of this Loan Note, upon prior written notice, in accordance with the provisions of Section 2.6.1 of the Credit Agreement.

               Interest on the Loans is payable in arrears on the first Business Day of each month during the term of the Credit Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Loan Note. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Credit Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Credit Agreement, as set forth more fully in the Credit Agreement.

               All payments of any amount becoming due under this Loan Note shall be made in the manner provided in the Credit Agreement, in Dollars.

               Upon and after the occurrence of an Event of Default, unless such Event of Default is waived as provided in the Credit Agreement, this Loan Note may, at the option of Requisite Lenders and without demand, notice or legal process of any kind, be declared by

Agent, and in such case immediately shall become, due and payable. Upon and after the occurrence of certain Events of Default, this Loan Note shall, without any action by Lenders and without demand, notice or legal process of any kind, automatically and immediately become due and payable.

               Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower. Subject to the terms of the Credit Agreement, Lender may extend the time of payment of this Loan Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrower's obligations hereunder without affecting or diminishing Lender's right of recourse against Borrower, which right is hereby expressly reserved.

               This Loan Note has been delivered and accepted at Irvine, California. This Loan Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the State of California.

               In no contingency or event whatsoever shall interest charged in respect of the Loans evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall, at Lender's election, either (a) promptly refund such excess interest to Borrower or (b) credit such excess to the principal balance of the Loans. This provision shall control over every other provision of all agreements between Borrower and Lender.

               Whenever possible each provision of this Loan Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Loan Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Loan Note.


                                        PACIFIC GULF PROPERTIES INC., a
                                        Maryland corporation

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                    LOAN NOTE
                                    ---------


                                                                   April 9, 1998
$25,000,000

               FOR VALUE RECEIVED, PACIFIC GULF PROPERTIES INC., a Maryland corporation ("BORROWER"), HEREBY PROMISES TO PAY to the order of KEYBANK, NATIONAL ASSOCIATION ("LENDER") the principal sum of (i) TWENTY-FIVE MILLION Dollars ($ 25,000,000), or (ii) if less, the aggregate unpaid principal amount of all "LOANS" disbursed by Lender pursuant to Lender's "COMMITMENT" (as such terms are defined in the Credit Agreement dated as of April 9, 1998 (as amended, supplemented or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Lender, certain other Lenders named therein or made parties thereto and Wells Fargo Bank, National Association, as Agent, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.4 of the Credit Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be advances and payments under this Loan Note from time to time, but no advances or payments under this Loan Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Loan Note as to future advances hereunder.

               This Loan Note is one of the Loan Notes referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used in this Loan Note without definition have the same meanings as in the Credit Agreement.

               The principal amount of this Loan Note, unless accelerated in accordance with the Credit Agreement as described below, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Credit Agreement, on the Termination Date. Borrower may make voluntary prepayments of all or a portion of this Loan Note, upon prior written notice, in accordance with the provisions of Section 2.6.1 of the Credit Agreement.

               Interest on the Loans is payable in arrears on the first Business Day of each month during the term of the Credit Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Loan Note. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Credit Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Credit Agreement, as set forth more fully in the Credit Agreement.

               All payments of any amount becoming due under this Loan Note shall be made in the manner provided in the Credit Agreement, in Dollars.

               Upon and after the occurrence of an Event of Default, unless such Event of Default is waived as provided in the Credit Agreement, this Loan Note may, at the option of Requisite Lenders and without demand, notice or legal process of any kind, be declared by Agent, and in such case immediately shall become, due and payable. Upon and after the occurrence of certain Events of Default, this Loan Note shall, without any action by Lenders and without demand, notice or legal process of any kind, automatically and immediately become due and payable.

               Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower. Subject to the terms of the Credit Agreement, Lender may extend the time of payment of this Loan Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrower's obligations hereunder without affecting or diminishing Lender's right of recourse against Borrower, which right is hereby expressly reserved.

               This Loan Note has been delivered and accepted at Irvine, California. This Loan Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the State of California.

               In no contingency or event whatsoever shall interest charged in respect of the Loans evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall, at Lender's election, either (a) promptly refund such excess interest to Borrower or (b) credit such excess to the principal balance of the Loans. This provision shall control over every other provision of all agreements between Borrower and Lender.

               Whenever possible each provision of this Loan Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Loan Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Loan Note.


                                        PACIFIC GULF PROPERTIES INC., a
                                        Maryland corporation

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                       2